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                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                                  BY AND AMONG

                   HOME SAVINGS BANK OF SILER CITY, INC., SSB,

                                    FNB CORP.

                                       AND

                      FIRST NATIONAL BANK AND TRUST COMPANY


         THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
(hereinafter called the "Agreement") is entered into as of the 3rd day of June, 1997 by and among HOME SAVINGS BANK OF SILER CITY, INC., SSB, a North Carolina savings bank with its principal office and place of business located in Siler City, North Carolina, ("Home Savings"), FNB CORP., a North Carolina corporation with its principal office and place of business located in Asheboro, North Carolina ("FNB"), and FIRST NATIONAL BANK AND TRUST COMPANY, a national banking corporation with its principal office and place of business located in Asheboro, North Carolina and wholly owned subsidiary of FNB ("First National").

                              W I T N E S S E T H:

         WHEREAS, the parties hereto have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for Home Savings to be merged with and into First National (the "Merger") pursuant to a plan of merger (the "Plan of Merger") in the form attached hereto as Schedule A, and the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, the parties hereto mutually agree as follows:

                              ARTICLE I. THE MERGER

         1.1 MERGER. Subject to the provisions of this Agreement and the Plan of Merger, as of the Effective Time (as defined in Section 1.10 hereof), Home Savings shall be merged with and into First National (the "Merger"), the separate corporate existence of Home Savings shall cease and the corporate existence of First National, as the surviving corporation in the Merger,



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shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger.

         1.2 ASSETS AND LIABILITIES OF HOME SAVINGS. At the Effective Time and by reason of the Merger, and in accordance with applicable law, all of the property, assets and rights of every kind and character of Home Savings (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to Home Savings, whether tangible or intangible) shall be transferred to and vest in First National, and First National shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of Home Savings, all without any conveyance, assignment or further act or deed; and, First National shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description of Home Savings as of the Effective Time.

         1.3 ARTICLES OF INCORPORATION, BYLAWS AND MANAGEMENT. The Articles of Association and Bylaws of First National in effect at the Effective Time shall be the Articles of Association and Bylaws of First National as the surviving corporation in the Merger. The officers and directors of First National at the Effective Time shall continue to hold such offices and positions until removed as provided by law or until the election or appointment of their respective successors.

         1.4  CONVERSION OF SHARES.

          (A) HOME SAVINGS STOCK. Except as otherwise provided herein, at the Effective Time (as defined in Section 1.10 below), all rights of Home Savings' shareholders with respect to all then outstanding shares of the common stock of Home Savings, par value $1.00 ("Home Savings Stock") shall cease to exist, and the holders of shares of Home Savings Stock shall cease to be, and shall have no further rights as, shareholders of Home Savings. At the Effective Time, each such outstanding share of Home Savings Stock (except for shares held, other than in a fiduciary capacity, by Home Savings, FNB or any of their subsidiaries, which shall be canceled in the Merger) shall be converted, without any action on the part of the holder of such shares (other than the making of an election as described in Section 1.5 below) into (i) a number of shares of the common stock of FNB, par value $2.50 (the "FNB Stock"), equal to (x) $15.50 (the "Cash Factor") divided by (y) the Average Closing Price (as defined below) of FNB Stock (such number of shares, the "Exchange Ratio"), (ii) the right to receive cash in an amount equal to the Cash Factor per share of Home Savings Stock, or
(iii) a combination of shares of FNB Stock and the right to receive cash as provided in Sections 1.5(a) through 1.5(c) below. For purposes hereof, "Average Closing Price" shall mean the average "Closing Price" of FNB Stock over the period of twenty (20) consecutive trading days ending on the trading day that is three trading days prior to the Closing Date (as defined in Section 1.9 below), and "Closing Price" shall mean the sum of the reported closing "bid" price and seventy-five (75%) of the spread between the reported closing "bid" and "ask" price of FNB Stock on the National Association of Securities Dealers Automated Quotations Inc. ("NASDAQ") National Market each day. Except as otherwise provided herein, the form of

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consideration into which each individual shareholder's shares of Home Savings
Stock will be converted will be determined in the manner described in Sections 1.5(a) through 1.5(c) below. Notwithstanding anything contained herein to the contrary, if during the period commencing on the date of this Agreement and ending at the Effective Time, Home Savings declares or pays cash dividends in an aggregate amount in excess of $.30 per share ($.40 per share if the Effective Time is after the record date for FNB's regular scheduled dividend for the first calendar quarter of 1998) or makes any other distributions on Home Savings Stock (collectively, the "Excess Cash Distributions"), then, for purposes of this Agreement, the Cash Factor shall be reduced by the per share amount of any such Excess Cash Distributions, and the Exchange Ratio shall be reduced accordingly.

         (B) OUTSTANDING FNB STOCK. Each share of FNB Stock, issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and shall not be affected by the Merger.

         (C) OUTSTANDING FIRST NATIONAL STOCK. Each share of capital stock of First National issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and shall not be affected by the Merger.

1.5  PAYMENT OF MERGER CONSIDERATION.

         (A) ELECTION OF CONSIDERATION. Subject to Sections 1.5(b) and 1.5(c) below, each shareholder of Home Savings may, by written notice to FNB in the manner described below, elect individually the form of consideration into which all such shareholder's shares of Home Savings Stock will be converted at the Effective Time as provided in Section 1.4(a) above. Within ten days following approval of this Agreement and the Plan of Merger by the shareholders of Home Savings at the Shareholders' Meeting (as defined in Section 6.1(a) below), Home Savings will mail written instructions to each of its shareholders regarding the making of an election, for the conversion of their respective shares, together with a notice (a "Notice of Election"), which each shareholder shall be required to use for purposes of making such election. Each shareholder may elect to receive one of the following forms of consideration: (i) cash at the rate of the Cash Factor per share of Home Savings Stock; (ii) shares of FNB Stock at the rate of the Exchange Ratio per share of Home Savings Stock; or (iii) a combination of cash and shares of FNB Stock at such respective rates based on increments of five percent (5%) (for example, 85% shares of FNB Stock and 15% cash, or 50% shares of FNB Stock and 50% cash). The instructions of Home Savings shall specify a date by which a shareholder's election must be made (the "Election Date," which shall be set by FNB, but in no event to be less than fifteen (15) or more than thirty (30) days following the date that the above instructions and form are first distributed to the shareholders of Home Savings). The above instructions and Notice of Election distributed to the shareholders of Home Savings shall be provided by and in a form satisfactory to FNB. In order to make an effective election, a Home Savings shareholder must deliver to FNB a properly completed Notice of Election on or before the close of its business on the Election Date and in accordance with FNB's instructions. Any shareholder who does not make an election or

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whose Notice of Election is not timely received by FNB or otherwise is not made in accordance with FNB's instructions (including any shareholder who has exercised Dissenters' Rights, as defined in Section 1.6 hereof) will be deemed to have elected that sixty percent (60%) of such shareholder's shares of Home Savings Stock be converted into FNB Stock at the rate of the Exchange Ratio per share of Home Savings Stock and that the remaining forty percent (40%) be converted into the right to receive cash at the rate of the Cash Factor per share of Home Savings Stock.

         (B) LIMIT ON ELECTION; PRORATION OF CASH AND FNB STOCK. Notwithstanding anything contained herein to the contrary, in no event shall shares of FNB Stock be issued in the Merger for more than sixty percent (60%) or less than fifty percent (50%) of the total outstanding shares of Home Savings Stock. Depending on the elections or deemed elections of Home Savings' shareholders, and subject to Section 1.5(c) below, shares of FNB Stock to be issued in the Merger may be prorated as follows:

                  (i) In the event that, immediately prior to the Effective Time, the aggregate number of shares of Home Savings Stock to be converted into shares of FNB Stock in the Merger pursuant to elections or deemed elections by shareholders of Home Savings immediately prior to the Effective Time is more than sixty percent (60%) of the total outstanding shares of Home Savings Stock, then, with respect to those shareholders of Home Savings who, immediately prior to the Effective Time, have elected or are deemed to have elected to have all or part of their shares of Home Savings Stock converted into FNB Stock, FNB will reduce on a pro rata basis the number of shares of Home Savings Stock to be converted into shares of FNB Stock such that the aggregate number of shares of Home Savings Stock to be converted into FNB Stock in the Merger is not more than sixty percent (60%) of the total outstanding shares of Home Savings Stock; and, the number of remaining shares of Home Savings Stock held by each such shareholder will be converted into the right to receive cash as provided in Section 1.4(a)(ii) above.

                  (ii) In the event that, immediately prior to the Effective Time, the difference between (A) the aggregate number of shares of Home Savings Stock to be converted into shares of FNB Stock in the Merger pursuant to elections or deemed elections by shareholders of Home Savings immediately prior to the Effective Time and (B) the aggregate number of shares of Home Savings Stock to be converted into FNB Stock pursuant to elections or deemed elections by shareholders who have exercised Dissenters' Rights (as provided in Section 1.6 above) or have voted against approval of this Agreement and Plan of Merger at the Shareholders Meeting is less than fifty percent (50%) of the total outstanding shares of Home Savings Stock, then, with respect to those shareholders of Home Savings who, immediately prior to the Effective Time, have elected or are deemed to have elected to have all or part of their shares of Home Savings Stock converted into the right to receive cash in the Merger, FNB will reduce on a pro rata basis the number of shares of Home Savings Stock to be converted into the right to receive cash such that the difference between (A) and (B) above is not

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         less than fifty percent (50%) of the total outstanding shares of Home
         Savings Stock; and, the number of remaining shares of Home Savings Stock held by each such shareholder will be converted into shares of FNB Stock as provided in Section 1.4(a)(i) above.

         (C) NO ELECTIONS. Notwithstanding the provisions of Sections 1.5(a) and 1.5(b) above, if, upon conclusion of the Shareholders' Meeting, holders in excess of ten percent (10%) of Home Savings Stock have exercised Dissenters' Rights (as provided in Section 1.6 hereof) or have voted their shares of Home Savings Stock against approval of this Agreement and Plan of Merger at the Shareholders' Meeting, then the provisions of Sections 1.5(a) and 1.5(b) above shall not apply and sixty percent (60%) of the outstanding shares of Home Savings Stock held as of the Effective Time by each shareholder of Home Savings (except for shares held, other than in a fiduciary capacity, by Home Savings, FNB or any of their subsidiaries, which shall be canceled in the Merger) shall be converted as of the Effective Time, without any action on the part of the holder of such shares, into a number of shares of FNB Stock equal to the Exchange Ratio and forty percent (40%) of the outstanding shares of Home Savings Stock held as of the Effective Time by each shareholder of Home Savings shall be converted into the right to receive cash in an amount equal to the Cash Factor per share of Home Savings Stock.

         (D) EXCHANGE AND PAYMENT PROCEDURES. Following the Effective Time, certificates representing shares of Home Savings Stock outstanding at the Effective Time (herein sometimes referred to as "Home Savings Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, (i) the form of consideration into which each individual shareholder's shares of Home Savings Stock have been converted as determined in the manner described in Sections 1.5(a) through 1.5(c) above or (ii) in the case of shareholders who properly exercise Dissenters' Rights, the consideration provided in Section 1.6 below and by applicable law. At the Effective Time, FNB shall issue and deliver, or cause to be issued and delivered, to First National, in its capacity as the transfer agent of FNB Stock (the "Transfer Agent"), cash and certificates representing whole shares of FNB Stock into which outstanding shares of Home Savings Stock have been converted as provided above. As promptly as practicable following the Effective Time, FNB shall send or cause to be sent to each former shareholder of record of Home Savings immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Home Savings Certificates to the Transfer Agent. Upon the proper surrender and delivery to the Transfer Agent (in accordance with FNB's instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Home Savings of such shareholder's Home Savings Certificate(s), and in exchange therefor, the Transfer Agent shall as soon as practicable, (i) in the case of a shareholder whose Home Savings Stock, or a portion thereof, has been converted into FNB Stock, issue, register and deliver to such shareholder a certificate evidencing the number of shares of FNB Stock to which such shareholder is entitled pursuant to Sections 1.5(a) through 1.5(c) above, and/or (ii) in the case of a shareholder whose Home Savings Stock, or a portion thereof, has been converted into the right to receive cash, issue and deliver to such shareholder a check in the amount of cash to which the shareholder is entitled pursuant to Sections 1.5(a) through 1.5(c) above. Following the Effective Time, there

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shall be no further transfers of Home Savings Stock on the stock transfer books of Home Savings or the registration of any transfer of a Home Savings Certificate by any holder thereof, and the surrender of each Home Savings Certificate as provided herein must be made by or on behalf of its holder of record at the Effective Time.

         (E) TREATMENT OF FRACTIONAL SHARES. No scrip or certificates representing fractional shares of FNB Stock will be issued to any former shareholder of Home Savings, and, except as provided below, no such shareholder will have any right to vote or receive any dividend or other distribution on, or any other right with respect to, any fraction of a share of FNB Stock resulting from the above exchange. In the event the exchange of shares results in the creation of fractional shares, in lieu of the issuance of fractional shares of FNB Stock, FNB will deliver cash to the Transfer Agent in an amount equal to the aggregate of all fractional shares multiplied by the Average Closing Price, and, in such event, the Transfer Agent shall divide such cash among and remit it (without interest) to the former shareholders of Home Savings in accordance with their respective interests.

         (F) SURRENDER OF CERTIFICATES. Subject to Section 1.5(g) below, no FNB Stock certificate or cash shall be delivered to any former shareholder of Home Savings unless and until such shareholder shall have properly surrendered to the Transfer Agent the Home Savings Certificate(s) formerly representing his or her shares of Home Savings Stock, together with a properly completed Transmittal Letter in such form as shall be provided to the shareholder by FNB for that purpose. Further, until such Home Savings Certificate(s) are so surrendered, no dividend or other distribution payable to holders of record of FNB Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Home Savings Certificate(s). However, subject to prior escheatment under applicable law, upon the proper surrender of such Home Savings Certificate(s), the Transfer Agent shall pay to the registered holder of the shares of FNB Stock represented by such Home Savings Certificate(s) the amount of any such cash, dividends or distributions which have accrued but remain unpaid with respect to such shares. Neither FNB, Home Savings nor the Transfer Agent shall have any obligation to pay any interest on any such cash, dividends or distributions for any period prior to such payment.

         (G) LOST CERTIFICATES. Any shareholder of Home Savings whose certificate evidencing shares of Home Savings Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of FNB Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Transfer Agent or FNB (including without limitation a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory to the Transfer Agent and FNB).

         1.6 DISSENTERS. Any shareholder of Home Savings who properly exercises his right of dissent and appraisal ("Dissenters' Rights") with respect to the Merger as provided in Article 13 of the North Carolina Business Corporation Act ("Article 13") or Section 215a of the National Bank Act ("Section 215a") shall be entitled to receive payment in cash of the "fair

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value" (as defined in Article 13) or "value" (as described in Section 215a) of his or her shares of Home Savings Stock in the manner and pursuant to the procedures provided in Article 13 or Section 215a, respectively. Until the "fair value" or "value" of the shares of Home Savings Stock held by any dissenting shareholder is determined and paid pursuant to Article 13 or Section 214a, respectively, however, such shares shall be converted into FNB Stock and the right to receive cash in accordance with such shareholder's election or deemed election and in the manner provided in Sections 1.5(a) through 1.5(c) above.

         1.7 CONVERSION OF HOME SAVINGS STOCK OPTIONS. (a) At the Effective Time, each option to purchase Home Savings Stock granted and outstanding under the Home Savings Bank of Siler City, Inc., SSB 1995 Incentive Stock Option Plan (the "ISO Plan") or the Home Savings Bank of Siler City, Inc., SSB 1995 Nonstatutory Stock Option Plan (the "NSSO Plan"), whether or not then exercisable, shall be converted into and become rights with respect to FNB Stock, and FNB shall assume each such stock option, in accordance with the terms of the particular stock option plan under which it was issued and stock option agreement by which it is evidenced, except that from and after the Effective Time with respect to each such plan or agreement: (i) FNB shall be substituted for Home Savings; (ii) the FNB Board of Directors or its compensation committee shall be substituted for the Compensation Committee of the Home Savings Board of Directors administering the ISO Plan and for the Home Savings Board of Directors administering the NSSO Plan; (iii) service on the local advisory board of First National in Siler City, North Carolina shall be substituted for service on the Home Savings Board of Directors for the vesting, forfeiture and termination provisions of the NSSO Plan; (iv) each stock option assumed by FNB may be exercised solely for shares of FNB Stock; (v) the number of shares of FNB Stock subject to each such stock option shall be the number of whole shares of FNB Stock (omitting any fractional share) determined by multiplying the number of shares of Home Savings Stock subject to such stock option immediately prior to the Effective Time by the Exchange Ratio; and (vi) the per share exercise price under each such stock option shall be adjusted by dividing the per share exercise price under each such stock option by the Exchange Ratio and rounding up to the nearest cent. In addition, notwithstanding the provisions of clauses
(v) and (vi) of the first sentence of this Section 1.7(a), each stock option which is an "incentive stock option" under the ISO Plan shall be adjusted as required by Section 424 of the Internal Revenue Code of 1986, as amended ("the Code") and the regulations promulgated thereunder so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code. FNB and Home Savings agree to take all necessary steps to effectuate the foregoing provisions of this Section 1.7, including appropriate amendments to the ISO Plan and NSSO Plan.

         (b) As soon as practicable after the Effective Time, FNB shall deliver to each of the participants in the ISO Plan and the NSSO Plan an appropriate notice setting forth such participant's rights pursuant thereto, and the grants pursuant to such stock option plans shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 1.7(a) after giving effect to the Merger). FNB shall comply with the terms of the ISO Plan to ensure, to the extent required by and subject to the provisions of the ISO Plan, that

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stock options which qualified as incentive stock options prior to the Effective
Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, FNB shall take all corporate action necessary to reserve for issuance sufficient shares of FNB Stock for delivery upon exercise of the stock options assumed by it in accordance with this Section 1.7. Home Savings hereby represents that the ISO Plan and the NSSO Plan in their current forms comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), as in effect as of the date hereof.

         (c) Notwithstanding the foregoing provisions of this Section 1.7, FNB may at its election substitute as of the Effective Time options under the FNB Corp. Stock Compensation Plan (the "FNB Plan") for all or a part of the stock options granted and outstanding under the ISO Plan and the NSSO Plan, subject to the following conditions: (i) the requirements of Section 1.7(a)(v) and (vi) shall be met; (ii) such substitution shall not constitute a modification, extension or renewal of any of the stock options that are incentive stock options; and (iii) the substituted options shall continue in effect with substantially the same terms and conditions as provided in the respective stock option plan or stock option agreement under which the original options were granted. As soon as practicable following the Effective Time, FNB shall deliver to the participants receiving substitute options under the FNB Plan an appropriate notice setting forth each such participant's rights pursuant thereto. FNB has reserved under the FNB Plan adequate shares of FNB Stock for delivery upon exercise of any such substituted options. FNB hereby represents that the FNB Plan in its current form complies with Rule 16b-3 promulgated under the 1934 Act, as in effect on the date hereof.

         1.8 MANAGEMENT RECOGNITION PLAN. (a) At the Effective Time, each share of Home Savings Stock held by the Trustees under the Home Savings Bank of Siler City, Inc., SSB 1995 Management Recognition Plan (the "MR Plan") shall be converted into FNB Stock and/or cash pursuant to the provisions of Sections 1.4 and 1.5 above, and such shares and/or cash shall thereafter be held to be delivered to the respective participants at such times that the shares of Restricted Stock (as defined in the MR Plan), or the consideration into which they may be converted in the Merger, would have become vested and nonforfeitable under the MR Plan. At the Effective Time, the MR Plan and each restricted stock agreement pursuant to which Awards (as defined in the MR Plan) were granted shall remain in effect, except that from and after the Effective Time the MR Plan and each such restricted stock agreement shall be amended as necessary to provide that: (i) FNB shall be substituted for Home Savings; (ii) the FNB Board of Directors or its Compensation Committee shall be substituted for the Home Savings Board of Directors with respect to the administration of the MR Plan;
(iii) service on the local advisory board of First National in Siler City, North Carolina shall be substituted for service as a director of Home Savings; (iv) unvested shares of FNB Stock and/or cash determined in accordance with the provisions of Sections 1.4 and 1.5 above shall be substituted for unvested shares of Home Savings Stock; (v) cash held by the Trustees of the MR Plan with respect to the unvested portion of an Award under the Plan shall earn interest (at the rate payable with respect to deferred directors' fees under First National's Deferred Directors' Fee Plan) to be distributed to the participant upon vesting of the Award or portion thereof; (vi) no shares or other assets in addition to the Allocated Initial Plan Shares (as

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defined in the MR Plan) shall be purchased by or for the MR Plan; and (vii)
shares, cash or other interests in the MR Plan or Awards forfeited by participants shall not be retained by the Trustee and shall not be available for making additional Awards under the MR Plan but shall be remitted to and become assets of FNB upon forfeiture.

         (b) As soon as practicable after the Effective Time, FNB shall deliver to each of the participants in the MR Plan an appropriate notice setting forth such participant's rights pursuant thereto, including the consideration into which such participant's unvested shares of Home Savings Stock subject to the restricted stock agreement has been converted.

         1.9 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Schell Bray Aycock Abel & Livingston P.L.L.C. in Greensboro, North Carolina, or at such other place as FNB shall designate, on a date mutually agreeable to Home Savings, FNB and First National (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Merger by governmental or regulatory authorities (but in no event to be more than 60 days following the expiration of all such required waiting periods). At the Closing, FNB, First National and Home Savings shall take such actions (including, without limitation, the delivery of certain closing documents and the execution of Articles of Merger under federal and North Carolina law) as are required herein and as otherwise shall be required by law to consummate the Merger and cause it to become effective.

         1.10 EFFECTIVE TIME. The Merger shall become effective (the "Effective Time") after the Office of the Comptroller of the Currency (the "OCC") has issued its certificate of approval of the Merger and on the date and at the time on which Articles of Merger containing the Plan of Merger and the other provisions required by, and executed in accordance with applicable North Carolina and applicable federal law shall have been accepted for filing by the Secretary of State of the State of North Carolina (or such later time as may be specified in the Articles of Merger); provided, however, that unless otherwise mutually agreed upon by the parties hereto, the Effective Time shall in no event be more than ten days following the Closing Date.

         1.11 FURTHER ASSURANCES. If, at any time after the Effective Time, First National, the surviving corporation in the Merger, shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in First National, the title to any property or rights of Home Savings acquired or to be acquired by reason of, or as a result of, the Merger, Home Savings agrees that Home Savings and their proper officers and directors shall and will execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in First National and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of First National are fully authorized and directed in the name of Home Savings or otherwise to take any and all such actions.


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           ARTICLE II. REPRESENTATIONS AND WARRANTIES OF HOME SAVINGS

         Except as otherwise specifically provided herein or as "Previously Disclosed" to FNB, Home Savings hereby makes the following representations and warranties to FNB. ("Previously Disclosed" shall mean, as to Home Savings, the disclosure of information in a letter delivered by Home Savings to FNB specifically referring to this Agreement and arranged in sections corresponding to the sections, subsections and items of this Agreement applicable thereto, and which letter has been delivered prior to the execution of this Agreement. Information shall be deemed Previously Disclosed for the purpose of a given section, subsection or item of this Agreement only to the extent that a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.)

         2.1 ORGANIZATION; STANDING; POWER. Home Savings (i) is duly organized and incorporated, validly existing and in good standing as a savings bank under the laws of the State of North Carolina, (ii) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as it is now being conducted, (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Home Savings and its subsidiary considered as one enterprise and (iv) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal, state or local law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Home Savings and its subsidiary considered as one enterprise.

         2.2 CAPITAL STOCK. The authorized capital stock of Home Savings consists of 5,000,000 shares of common stock, $1.00 par value per share, of which 922,686 shares are issued and outstanding and constitute Home Savings' only outstanding securities. Each outstanding share of Home Savings Stock has been duly authorized, is validly issued and outstanding, is fully paid and nonassessable, has been issued in compliance with applicable federal and state securities laws and has not been issued in violation of the preemptive rights of any shareholder. The Home Savings Stock has been registered with the Federal Deposit Insurance Corporation ("FDIC") under the 1934 Act.

         2.3 PRINCIPAL SHAREHOLDERS. Except as Previously Disclosed, there are no persons or entities known to Home Savings to own beneficially, directly or indirectly, more than 5% of the outstanding shares of Home Savings Stock.

         2.4 SUBSIDIARIES. Other than Home Savings and Loan Service Corporation, a North Carolina corporation (the "Subsidiary"), Home Savings has no subsidiaries, direct or indirect, and does not own any stock or other equity interest in any other corporation, service corporation, joint venture, partnership or other entity, except for equity issues reflected in Home Savings' investment portfolio. The Subsidiary has no operations or assets and has been inactive since 1983.

         2.5 CONVERTIBLE SECURITIES, OPTIONS, ETC. Except for the stock options issued under the ISO Plan and NSSO Plan as Previously Disclosed, Home Savings does not have any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Home Savings Stock or any other securities of Home Savings, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Home Savings Stock or any other securities of Home Savings or (iii) plan, agreement or other arrangement pursuant to which shares of Home Savings Stock or any other securities of Home Savings or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

         2.6 AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly and validly approved by Home Savings' Board of Directors. Subject only to approval of the Plan of Merger by the shareholders of Home Savings at a meeting called in the manner required by law (as contemplated by Section 6.1(a) below),
(i) Home Savings has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings and approvals required to authorize Home Savings to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained, and (iii) this Agreement constitutes the valid and binding agreement of Home Savings enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

         2.7 VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS OR WAIVERS. Neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Home Savings with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Articles of Incorporation or Bylaws of Home Savings or the Subsidiary, or any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Home Savings or the Subsidiary is bound or by which it or its business, capital stock or any of its properties or assets may be affected;
(ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of Home Savings or the Subsidiary; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of Home Savings or the Subsidiary; or, (v) interfere with or otherwise adversely affect the ability of Home Savings to carry on its business as presently conducted, or interfere with or otherwise adversely affect the ability of either FNB or First National to carry on such business after the Effective Time. No consents, approvals or waivers are required to be obtained from any person or entity in connection with Home Savings' execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Home Savings' shareholders as described in Section 7.1(a) below and of governmental or regulatory authorities as described in Section 7.1(c) below.

         2.8 BOOKS AND RECORDS. Home Savings' and the Subsidiary's books of account and business records have been maintained in substantial compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects Home Savings' and the Subsidiary's, respectively, items of income and expense and all of its assets, liabilities and shareholders' equity. The minute books of Home Savings and the Subsidiary accurately reflect in all material respects the corporate actions which its respective shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to FNB and its representatives.

         2.9 REGULATORY REPORTS. Since January 1, 1990, Home Savings has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the FDIC, (ii) the North Carolina Savings Institutions Division (the "Division") or the Administrator of the Division (the "Administrator"), (iii) any other governmental or regulatory authorities having jurisdiction over Home Savings. All such reports, registrations and statements filed by Home Savings with the FDIC, the Division, the Administrator or other such regulatory authority are collectively referred to herein as the "Home Savings Reports." As of their respective dates, the Home Savings Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, neither Home Savings nor the Subsidiary has been notified that any such Home Savings Reports were deficient in any material respect as to form or content. Following the date of this Agreement, Home Savings shall deliver to FNB, simultaneous with the filing thereof, a copy of each report, registration, statement or other regulatory filing made by Home Savings, with the FDIC, the Division, the Administrator or any other such regulatory authority.

         2.10 FINANCIAL STATEMENTS. Home Savings has delivered to FNB a copy of
(i) its audited consolidated balance sheets as of September 30, 1996 and 1995 and its consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended September 30, 1996, 1995 and 1994, together with notes thereto (collectively, the "Home Savings Financial Statements"), and
(ii) its unaudited consolidated balance sheet as of March 31, 1997 and its statement of operations for the three months ended March 31, 1997 (the "Home Savings Interim Financial Statements"); and, following the date of this Agreement, Home Savings promptly will deliver to FNB all other annual or interim financial statements prepared by or for Home Savings. The Home Savings Financial Statements and the Home

Savings Interim Financial Statements (including any related notes and schedules thereto) (i) are in accordance with Home Savings' books and records, and (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and present fairly Home Savings' consolidated financial condition, assets and liabilities, results of operations, changes in shareholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein. The Home Savings Financial Statements have been audited by Coopers & Lybrand L.L.P., independent certified public accountants.

         2.11 TAX RETURNS AND OTHER TAX MATTERS. (i) Each of Home Savings and the Subsidiary has timely filed or caused to be filed all federal, state and local income tax returns and reports which are required by law to have been filed, and all such returns and reports were true, correct and complete and contained all material information required to be contained therein; (ii) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against Home Savings, the Subsidiary or their respective properties have been fully paid or, if not yet due, a reserve or accrual which is adequate in all material respects for the payment of all such taxes to be paid and the obligation for such unpaid taxes is reflected on the Home Savings Financial Statements; (iii) tax returns and reports of Home Savings and the Subsidiary have not been subject to audit by the Internal Revenue Service (the "IRS") or the North Carolina Department of Revenue in the last ten years and neither Home Savings nor the Subsidiary has received any indication of the pendency of any audit or examination in connection with any such tax return or report and have no knowledge that any such return or report is subject to adjustment; and (iv) neither Home Savings nor the Subsidiary has executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitation) with respect to any tax.

         2.12 ABSENCE OF MATERIAL ADVERSE CHANGES OR CERTAIN OTHER EVENTS. (a) Since September 30, 1996, Home Savings and the Subsidiary have each conducted its respective business only in the ordinary course, and there has been no material adverse change, and there has occurred no event or development and there currently exists no condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in a material adverse change, in or affecting the financial condition of Home Savings or the Subsidiary in its respective results of operations, prospects, business, assets, loan portfolio, investments, properties or operations.

          (b) Since September 30, 1996, and other than in the ordinary course of its business, neither Home Savings nor the Subsidiary has incurred any material liability or engaged in any material transaction or entered into any material agreement, increased the salaries, compensation or general benefits payable to its employees, suffered any loss, destruction or damage to any of its respective properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

         2.13 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Home Savings nor the Subsidiary has any liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the Home Savings Financial Statements or the Home Savings Interim Financial Statements, or (ii) obligations or liabilities incurred in the ordinary course of its business since March 31, 1997 and which are not, individually or in the aggregate, material to Home Savings.

         2.14 COMPLIANCE WITH EXISTING OBLIGATIONS. Each of Home Savings and the Subsidiary has performed in all material respects all obligations required to be performed by it under, and it is not in default in any respect under, or in violation in any respect of, the terms and conditions of its respective Articles of Incorporation or Bylaws, and/or any contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding or other undertaking (whether oral or written) to which it is bound or by which its business, capital stock or any property or asset may be affected.

         2.15  LITIGATION AND COMPLIANCE WITH LAW.

          (a) There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the best knowledge and belief of management of Home Savings, any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exist or are ongoing, pending or, to the best knowledge and belief of management of Home Savings, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Home Savings, the Subsidiary or any of their respective properties, assets or employees which, if determined adversely, could result in liability on the part of Home Savings or the Subsidiary for, or subject Home Savings or the Subsidiary to, monetary damages, fines or penalties or an injunction, or which could have a material adverse effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of Home Savings or the Subsidiary or on Home Savings' ability to consummate the Merger.

         (b) Each of Home Savings and the Subsidiary has all licenses, permits, orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its respective business or to own, lease and operate their respective properties; all such Permits are in full force and effect; no violations are or have been recorded in respect of any such Permits; and no proceeding is pending or, to the best knowledge of management of Home Savings, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit.

         (c) Neither Home Savings nor the Subsidiary are subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the

FDIC or the Administrator) relating to its financial condition, directors or officers, employees, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against Home Savings or the Subsidiary which in any manner limits, restricts, regulates, enjoins or prohibits any present or past business or practice of Home Savings or the Subsidiary; and, neither Home Savings nor the Subsidiary has been advised and has no reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

         (d) Neither Home Savings nor the Subsidiary is in violation or default in any material respect under, and has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit) and, to the knowledge of Home Savings, there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing.

         2.16 REAL PROPERTIES. Home Savings has Previously Disclosed to FNB a listing of all real property owned or leased by Home Savings or the Subsidiary (the "Real Property") and all leases pertaining to any such Real Property to which Home Savings or the Subsidiary is a party (the "Real Property Leases"). With respect to all Real Property, Home Savings or the Subsidiary has good and marketable fee simple title to such Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not materially affect the value of the Real Property and which do not and will not materially detract from, interfere with or restrict the present or future use of the properties subject thereto or affected thereby. With respect to each Real Property Lease (i) such lease is valid and enforceable in accordance with its terms, (ii) there currently exists no circumstance or condition which constitutes an event of default by Home Savings or the Subsidiary (as lessor or lessee) or its respective lessor or which, with the passage of time or the giving of required notices will or could constitute such an event of default, and (iii) subject to any required consent of Home Savings' lessor, each such Real Property Lease may be assigned to FNB and the execution and delivery of this Agreement does not constitute an event of default thereunder. To the best of the knowledge and belief of management of Home Savings, the Real Property (excluding other real estate owned) complies in all material respects with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental authority, including those relating to zoning, building and use permits, and the Real Property (excluding other real estate owned) may be used under applicable zoning ordinances for commercial banking facilities as a matter of right rather than as a conditional or nonconforming use. All improvements and fixtures included in or on the Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which affects the economic value thereof or interferes (or will interfere after the Merger) with the contemplated use thereof.

         2.17 LOANS, ACCOUNTS, NOTES AND OTHER RECEIVABLES. (a) All loans, accounts, notes and other receivables reflected as assets on Home Savings' books and records (i) have resulted from bona fide business transactions in the ordinary course of its operations, (ii) in all material respects were made in accordance with its standard loan policies and procedures, and (iii) are owned by it free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

         (b) All of Home Savings' records regarding all outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to each loan which its loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral"), such loan is secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in the Subsidiary's records of such loan.

         (c) To the best knowledge of management of Home Savings, each loan reflected as an asset on Home Savings' books and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan or guaranty.

         (d) Home Savings has Previously Disclosed to FNB (i) a written listing of each loan, extension of credit or other asset of Home Savings which, as of March 31, 1997, is classified by the FDIC or the Administrator as "Loss," "Doubtful," "Substandard" or "Special Mention" (or otherwise by words of similar import), or which it has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, and (ii) a written listing of each loan or extension of credit that, as of March 31, 1997, was past due as to the payment of principal and/or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, is the subject of a proceeding in bankruptcy or otherwise has indicated any inability or intention not to repay such loan or extension of credit. Each such listing is accurate and complete as of the date indicated.

         (e) Home Savings' reserve for possible loan losses (the "Loan Loss Reserve") has been established in conformity with GAAP, sound banking practices and all applicable requirements, rules and policies of the FDIC and the Administrator and, in the best judgment of management of Home Savings, is reasonable in view of the size and character of its loan portfolios, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in its loan portfolios and other real estate owned. At March 31, 1997, Home Savings' Loan Loss Reserve was $279,659.

         2.18 SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by Home Savings or the Subsidiary (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory, which would materially impair the ability of Home Savings or the Subsidiary to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time. There are no voting trusts or other agreements or undertakings to which Home Savings or the Subsidiary is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" to which Home Savings or the Subsidiary has "purchased" securities under agreement to resell, Home Savings or the Subsidiary has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed which is secured by such collateral. Except for fluctuations in the market values of United States Treasury and agency or municipal securities, since March 31, 1997, there has been no significant deterioration or material adverse change in the quality, or any material decrease in the value, of Home Savings' securities portfolio as a whole.

         2.19 PERSONAL PROPERTY AND OTHER ASSETS. All assets of Home Savings or the Subsidiary (including without limitation all banking equipment, data processing equipment, vehicles, and all other personal property located in any office of or used by Home Savings in the operation of its business) are owned by Home Savings or the Subsidiary free and clear of all liens, encumbrances, leases, title defects or exceptions to title. All of Home Savings' or the Subsidiary's personal property material to its business is in good operating condition and repair, ordinary wear and tear excepted.

         2.20 PATENTS AND TRADEMARKS. Home Savings and the Subsidiary own, possess or have the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct their business as now conducted; and, neither Home Savings nor the Subsidiary has violated, and currently is not in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

         2.21 ENVIRONMENTAL MATTERS. (a) Home Savings has Previously Disclosed to FNB copies of all written reports, correspondence, notices or other materials, if any, in its possession pertaining to environmental surveys or assessments of the Real Property or any of its Loan Collateral and any improvements thereon, or to any violation of "Environmental Laws" (as defined below) on, affecting or otherwise involving the Real Property or any Loan Collateral.

         (b) There has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any "Hazardous Substances" (as defined below) by any person prior to the date hereof on, from or relating to the Real Property or, to the best of the knowledge and belief of management of Home Savings, the Loan Collateral, which constitutes a violation of any Environmental Laws.

         (c) Home Savings has not violated any federal, state or local law, rule, regulation, order, permit or other requirement relating to health, safety or the environment or imposing liability, responsibility or standards of conduct applicable to environmental conditions, and there has been no violation of any Environmental Laws (as defined in Section 2.2(f) below) (including, to the best of the knowledge and belief of management of Home Savings, any violation with respect to or relating to any Loan Collateral) by any other person or entity for whose liability or obligation with respect to any particular matter or violation Home Savings is or may be responsible or liable.

         (d) Home Savings is not subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to the Real Property or, to the best of the knowledge and belief of management of Home Savings, any Loan Collateral by any person or entity.

         (e) No facts, events or conditions relating to the Real Property or, to the best knowledge of management of Home Savings, any Loan Collateral, or the operations of Home Savings, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

         (f) For purposes of this Agreement, "Environmental Laws" shall include:

         (i) all federal, state and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law,

         (ii) all contractual agreements, and

         (iii) all common law

concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, emergency removal, clean-up or remediation of any Hazardous Substances (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the

Federal Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, any "Superfund" or "Superlien" law, the Americans with Disabilities Act, and the Occupational Safety and Health Act), as such may now or at any time hereafter be defined or in effect.

          (g) For purposes of this Agreement, "Hazardous Substances" shall include hazardous, toxic or otherwise regulated materials, substances or wastes; chemical substances or mixtures; pesticides; pollutants; contaminants; toxic chemicals; oil or other petroleum products, byproducts, or constituents (including but not limited to crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other waste, oil sludge, and all other liquid hydrocarbons regardless of specific gravity); asbestos or asbestos containing material; flammable explosives; polychlorinated biphenyls ("PCBs") or any material containing PCBs; radioactive materials; biological micro organisms, viruses, fungi, spores; environmental tobacco smoke; radon or radon gas; formaldehyde or any material containing formaldehyde; fumigants; any material or substance comprising or contributing to conditions known as "sick building syndrome," "building-related illness" or similar conditions or exposures; and/or any hazardous, toxic, regulated or dangerous waste, substance or material defined as such by the United States Environmental Protection Agency or any other federal, state or local governmental agency or political subdivision thereof, or for the purpose of or by any Environmental Laws, as now or at any time hereafter may be in effect.

         2.22 ABSENCE OF BROKERAGE OR FINDERS' COMMISSIONS. All negotiations relative to this Agreement and the transactions described herein have been carried on by Home Savings directly with FNB, and no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Home Savings or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with or as a result of the transactions described herein. Home Savings has not agreed to pay any brokerage fee or other commission to any person or entity in connection with or as a result of the transactions described herein.

         2.23 MATERIAL CONTRACTS. (a) Other than a benefit plan or employment agreement Previously Disclosed to FNB pursuant to Section 2.25 below (true and complete copies of which have been provided by Home Savings to FNB), neither Home Savings nor its Subsidiary is a party to or bound by any agreement (i) involving money or other property in an amount or with a value in excess of $50,000, (ii) which is not to be performed in full prior to December 31, 1997,
(iii) which calls for the provision of goods or services to Home Savings and cannot be terminated without material penalty upon written notice to the other party thereto, (iv) which is material to Home Savings or the Subsidiary and was not entered into in the ordinary course of business, (v) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps,
(vi) which commits Home Savings or the Subsidiary to extend any loan or credit (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of the Subsidiaries' business), (vii) which involves the purchase or sale of any assets of Home Savings or the Subsidiary, or the purchase, sale, issuance, redemption or transfer of any capital stock or other securities of Home Savings or the Subsidiary, or (viii) with any director, officer or principal shareholder of Home Savings or the Subsidiary (including without limitation any consulting agreement, but not including any agreement relating to loans or other banking services which were made in the ordinary course of its business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

         (b) Neither Home Savings nor the Subsidiary is in default in any material respect, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits, where the consequences of such default would have a material adverse effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of Home Savings or the Subsidiary.

         2.24 EMPLOYMENT MATTERS; EMPLOYEE RELATIONS. (a) Each of Home Savings and the Subsidiary (i) has paid in full to or accrued on behalf of all its respective directors, officers and employees all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services rendered, including all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services performed by them to the date of this Agreement and all vacation pay, sick pay, severance pay and other amounts promised to the extent required by law or its existing policies or practices and
(ii) is in material compliance with all applicable federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters; and, no person has, to the knowledge of management of Home Savings, asserted that Home Savings or the Subsidiary is liable in any amount for any arrearages in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

         (b) There is no action, suit or proceeding by any person pending or, to the best knowledge of management of Home Savings, threatened, against Home Savings or the Subsidiary (or their employees), involving employment discrimination, sexual harassment, wrongful discharge or similar claims. Neither Home Savings nor the Subsidiary is a party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or threatened labor dispute, work stoppage or strike involving Home Savings, the Subsidiary, or any of their employees, or any pending or threatened proceeding in which it is asserted that Home Savings or the Subsidiary has committed an unfair labor practice; and, Home Savings is not aware of any activity involving it or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

         2.25 EMPLOYMENT AGREEMENTS; EMPLOYEE BENEFIT PLANS. (a) Home Savings has Previously Disclosed to FNB a true and complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans; all employment and severance contracts; all medical, dental, health, and life insurance plans; all vacation, sickness and other leave plans, disability and death benefit plans; and all other employee benefit plans, contracts, or arrangements maintained or contributed to by Home Savings or the Subsidiary for the benefit of any employees, former employees, directors, former directors or any of their beneficiaries (collectively, the "Plans"). True and complete copies of all Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto, previously have been supplied to FNB. Except as Previously Disclosed, neither Home Savings nor the Subsidiary maintains, sponsors, contributes to or otherwise participates in any "Employee Benefit Plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any "Multiemployer Plan" within the meaning of Section 3(37) of ERISA, or any "Multiple Employer Welfare Arrangement" within the meaning of Section 3(40) of ERISA. Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has received or applied for a favorable determination letter from the IRS and Home Savings is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. All reports and returns with respect to the Plans (and any Plans previously maintained by Home Savings or the Subsidiary) required to be filed with any governmental department, agency, service or other authority, including without limitation Internal Revenue Service Form 5500 (Annual Report), have been properly and timely filed.

         (b) All "Employee Benefit Plans" maintained by or otherwise covering employees or former employees of Home Savings currently are, and at all times have been, in compliance with all material provisions and requirements of ERISA. There is no pending or threatened litigation relating to any Plan or any such Plan previously maintained by Home Savings. Neither Home Savings nor the Subsidiary has engaged in a transaction with respect to any Plan that has subjected it, or absent the exemption under which the transaction was effected, would subject it to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

         (c) Home Savings has delivered to FNB a true, correct and complete copy (including copies of all amendments thereto) of each of its retirement plans that is intended to be qualified under Section 401(a) of the Code (collectively, the "Retirement Plans"), together with true, correct and complete copies of the summary plan descriptions relating to the Retirement Plans, the most recent determination letters received from the IRS regarding the Retirement Plans, and the most recent Annual Reports (Form 5500 series) and related schedules, if any, for the Retirement Plans. The Retirement Plans are qualified under the provisions of Section 401(a) of the Code, the trusts under the Retirement Plans are exempt trusts under Section 501(a) of the Code, and determination letters have been issued or applied for with respect to the Retirement

Plans to said effect, including determination letters covering the current terms and provisions of the Retirement Plans. There are no issues relating to said qualification or exemption of the Retirement Plans currently pending before the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any court. The Retirement Plans and the administration thereof meet (and have met since the establishment of the Retirement Plans) all of the material requirements of ERISA, the Code and all other laws, rules and regulations applicable to the Retirement Plans and do not violate (and since the establishment of the Retirement Plans have not violated) any of the material provisions of ERISA, the Code and such other laws, rules and regulations. Without limiting the generality of the foregoing, all reports and returns with respect to the Retirement Plans required to be filed with any governmental department, agency, service or other authority have been properly and timely filed. There are no disputes or unresolved disagreements with respect to the Retirement Plans or the administration thereof currently existing between Home Savings, the Subsidiary or any trustee or other fiduciary thereunder, and any governmental agency, any current or former employee of Home Savings, the Subsidiary or beneficiary of any such employee or any other person or entity. No "reportable event" within the meaning of Section 4043(b) of ERISA has occurred at any time with respect to the Retirement Plans.

         (d) No liability under subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Home Savings or the Subsidiary with respect to the Retirement Plans or with respect to any other ongoing, frozen or terminated defined benefit pension plan currently or formerly maintained by Home Savings or the Subsidiary. Neither Home Savings nor the Subsidiary presently contributes to a "Multiemployer Plan" or has ever contributed to such a plan. All contributions required to be made pursuant to the terms of each of the Plans (including without limitation the Retirement Plans and any other "pension plan" (as defined in Section 3(2) of ERISA, provided such plan is intended to qualify under the provisions of Section 401(a) of the Code) maintained by Home Savings have been timely made. Neither the Retirement Plans nor any other "pension plan" maintained by Home Savings or the Subsidiary have an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither Home Savings nor the Subsidiary has provided, and is not required to provide, security to any "pension plan" or to any "Single Employer Plan" pursuant to Section 401(a)(29) of the Code. Under the Retirement Plans and any other "pension plan" maintained by Home Savings or the Subsidiary as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of any such plan since the last day of the most recent plan year.

         (e) There are no restrictions on the rights of Home Savings or the Subsidiary to amend or terminate any Plan. There are no restrictions on the rights or ability of Home Savings to satisfy its obligations under Section 4.1(g) below, or on the right or ability of FNB to terminate the ESOP (as defined in Section 4.1(g) below), without Home Savings or FNB incurring any liability under the ESOP or ERISA, assuming that such termination is in compliance with the Code and ERISA. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (except as otherwise specifically provided for or contemplated by the transactions described in this Agreement) (i) result in any payment to any person (including without limitation any severance compensation or payment, unemployment compensation, "golden parachute" or "change in control" payment, or otherwise) becoming due under any plan or agreement to any director, officer, employee or consultant, (ii) increase any benefits otherwise payable under any plan or agreement, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

         2.26 INSURANCE. Home Savings has in effect a "banker's blanket bond" and such other policies of general liability, casualty, directors and officers liability, employee fidelity, errors and omissions and other property and liability insurance as has been Previously Disclosed to FNB (the "Policies"). The Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as is customary or reasonable for entities engaged in the businesses of Home Savings and the Subsidiary or as is required by applicable law or regulation; and, in the reasonable opinion of management of Home Savings, the insurance coverage provided under the Policies is considered reasonable and adequate in all respects for Home Savings or the Subsidiary. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to transact business in North Carolina; and, Home Savings and the Subsidiary have taken all requisite actions (including the giving of required notices) under each such Policy in order to preserve all rights thereunder with respect to all matters. Neither Home Savings nor the Subsidiary is in default under the provisions of, has received notice of cancellation or nonrenewal of or any premium increase on, or has any knowledge of any failure to pay any premium on or any inaccuracy in any application for any Policy. There are no pending claims with respect to any Policy, and Home Savings has no knowledge of any facts or of the occurrence of any event that is reasonably likely to form the basis for any such claim.

         2.27 INSURANCE OF DEPOSITS. All deposits of Home Savings are insured by the Savings Association Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from Home Savings to the FDIC have been paid in full in a timely fashion, and, to the best of the knowledge and belief of Home Savings, no proceedings have been commenced or are contemplated by the FDIC or otherwise to terminate such insurance.

         2.28 COMPENSATION; STOCK OWNERSHIP. Home Savings has Previously Disclosed (i) the name and current salary or wage rate for each present employee of Home Savings or the Subsidiary, (ii) the name of and number of shares of Home Savings Stock beneficially owned by each of the directors and officers of Home Savings and by any person or entity known to Home Savings to beneficially own 5% or more of Home Savings Stock, and (iii) the name and number of outstanding options held by each person to whom a stock option has been granted and currently is outstanding under any stock option or other plan of Home Savings.

         2.29 AFFILIATES. Home Savings has Previously Disclosed to FNB a listing of those persons deemed by Home Savings and its counsel as of the date of this Agreement to be "Affiliates" of Home Savings as that term is defined in Rule 405 promulgated under 1933 Act, including persons, trust, estates or other entities related to persons deemed to be Affiliates of Home Savings.

         2.30 OBSTACLES TO REGULATORY APPROVAL OR TAX TREATMENT. To the best of the knowledge and belief of management of Home Savings, there exists no fact or condition relating to Home Savings or the Subsidiary that may reasonably be expected to (i) prevent or materially impede or delay FNB or Home Savings from obtaining the regulatory approvals required in order to consummate transactions described herein, or (ii) prevent the Merger from qualifying to be a tax-free reorganization under Section 368(a)(1)(A) of the Code; and, if any such fact or condition becomes known to Home Savings, Home Savings shall promptly (and in any event within three days after obtaining such knowledge) communicate such fact or condition to the President of FNB.

         2.31 DISCLOSURE. To the best of the knowledge and belief of management of Home Savings, no written statement, certificate, schedule, list or other written information furnished by or on behalf of Home Savings at any time to FNB in connection with this Agreement (including without limitation the statements contained herein), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Home Savings to FNB is or will be a true and complete copy of such document, unmodified except by another document delivered thereby.

               ARTICLE III. REPRESENTATIONS AND WARRANTIES OF FNB

         Except as otherwise specifically described herein or as "Previously Disclosed" to Home Savings, FNB hereby makes the following representations and warranties to Home Savings. ("Previously Disclosed" shall mean, as to FNB, the disclosure of information in a letter delivered by FNB to Home Savings specifically referring to this Agreement and arranged in sections corresponding to the sections, subsections and items of this Agreement applicable thereto, and which letter has been delivered prior to the execution of this Agreement. Information shall be deemed Previously Disclosed for the purpose of a given section, subsection or item of this Agreement only to the extent a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.)

         3.1 ORGANIZATION; STANDING; POWER. FNB is duly organized and incorporated, validly existing and in good standing as a business corporation under the laws of North Carolina; First National is duly organized and incorporated, validly existing and in good standing as a national banking association under federal law. Each of FNB and First National (i) has all requisite power and authority (corporate and other) to own its respective properties and conduct its business as now being conducted, (ii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on its business operations or financial condition, and (iii) is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on its business operations or financial condition.

         3.2 CAPITAL STOCK. FNB's authorized capital stock consists of 5,000,000 shares of FNB Stock and 200,000 shares of preferred stock, par value $10.00. As of March 27, 1997, an aggregate of 1,811,104 shares of FNB Stock had been issued and were outstanding, and none of the preferred stock was issued and outstanding. FNB's outstanding capital stock has been duly authorized and validly issued, and is fully paid and nonassessable, and the shares of FNB Stock issued to Home Savings' shareholders pursuant to this Agreement, when issued as described herein, will be duly authorized, validly issued, fully paid and nonassessable.

         3.3 CONVERTIBLE SECURITIES, OPTIONS, ETC. Except as Previously Disclosed, FNB has no outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of FNB Stock or any other securities of FNB, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of FNB Stock or any other securities of FNB, or (iii) plan, agreement or other arrangement pursuant to which shares of FNB Stock or any other securities of FNB, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

         3.4 AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly and validly approved by FNB's Board of Directors. (i) FNB has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings required to be taken to authorize FNB to enter into this Agreement and to perform its respective obligations and agreements and carry out the transactions described herein have been duly and properly taken, and (iii) this Agreement constitutes the valid and binding agreement of FNB enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

         3.5 VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS OR WAIVERS. Except where the same would not have a material adverse effect on FNB and First National considered as one enterprise, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by FNB with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, FNB's Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which FNB is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of FNB's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of FNB; or, (v) interfere with or otherwise adversely affect FNB's ability to carry on its business as presently conducted. No consents, approvals or waivers are required to be obtained from any person or entity in connection with FNB's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of governmental or regulatory authorities described in Section 7.1(c) below.

         3.6 FNB REPORTS. Since January 1, 1990, FNB and First National have filed all reports, registrations and statements, together with any amendments that were required to be made with respect thereto, that were required to be filed with (i) the SEC, (ii) the Federal Reserve Board ("FRB"), (iii) the FDIC,
(iv) the OCC, and (v) any other governmental or regulatory authorities having jurisdiction over FNB or its subsidiary. All such reports and statements filed with the SEC, the FRB, the FDIC, the OCC or other such regulatory authority are collectively referred to herein as the "FNB Reports." As of their respective dates, the FNB Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and, FNB has not been notified that any such FNB Reports were deficient in any material respect as to form or content. Following the date of this Agreement, FNB shall deliver to Home Savings upon its request a copy of any report, registration, statement or other regulatory filing made by FNB or First National with the SEC, the FRB, the FDIC, the OCC or any other such regulatory authority.

         3.7 FNB FINANCIAL STATEMENTS. FNB has delivered to Home Savings a copy of (i) FNB's audited consolidated balance sheets as of December 31, 1996 and December 31, 1995, and its consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1996, December 31, 1995 and December 31, 1994 (the "FNB Financial Statements") and
(ii) FNB's unaudited consolidated balance sheet as of March 31, 1997 and its consolidated statement of operations for the three months ended March 31, 1997 (the "FNB Interim Financial Statements"). The FNB Financial Statements and the FNB Interim Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, the FNB Financial Statements have been audited and certified by certified public independent accountants, KPMG Peat Marwick, and the FNB Financial Statements and the FNB Interim Financial Statements present fairly FNB's consolidated financial condition, assets and liabilities, results of operations, changes in shareholders' equity and changes in cash flows as of the dates and for the periods specified therein.

         3.8 ABSENCE OF MATERIAL ADVERSE CHANGES. Since December 31, 1996, there has been no material adverse change, and there has occurred no event or development and there currently exists no condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in a material adverse change, in or affecting FNB's consolidated financial condition or results of operations, or in its prospects, business, assets, loan portfolio, investments, properties or operations.

         3.9 ABSENCE OF BROKERAGE OR FINDERS' COMMISSIONS. All negotiations relative to this Agreement and the transactions described herein have been carried on by FNB directly with Home Savings and no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, FNB or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with or as a result of the transactions described herein. FNB has not agreed to pay any brokerage fee or other commission to any person or entity in connection with or as a result of the transactions described herein.

         3.10 OBSTACLES TO REGULATORY APPROVAL OR TAX TREATMENT. To the best of the knowledge and belief of the executive officers of FNB, no fact or condition relating to FNB exists that may reasonably be expected to (i) prevent or materially impede or delay FNB or Home Savings from obtaining the regulatory approvals required in order to consummate transactions described herein, or (ii) prevent the Merger from qualifying to be a tax-free reorganization under Section 368(a)(1)(A) of the Code; and, if any such fact or condition becomes known to the executive officers of FNB, FNB promptly (and in any event within three days after obtaining such knowledge) shall communicate such fact or condition to the President of Home Savings.

         3.11 DISCLOSURE. To the best of the knowledge and belief of FNB, no written statement, certificate, schedule, list or written information furnished by or on behalf of FNB at any time to Home Savings in connection with this Agreement (including without limitation the statements contained herein), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by FNB to Home Savings is or will be a true and complete copy of such document, unmodified except by another document delivered by FNB.

                      ARTICLE IV. COVENANTS OF HOME SAVINGS

         4.1 AFFIRMATIVE COVENANTS OF HOME SAVINGS. Home Savings hereby covenants and agrees as follows with FNB:

         (A) "AFFILIATES" OF HOME SAVINGS. Home Savings will cause each Affiliate Previously Disclosed to FNB (in addition to each additional person who shall become an Affiliate of Home Savings after the date of this Agreement or who shall be deemed by FNB or its counsel, in their sole discretion, to be an Affiliate of Home Savings, and including persons, trusts, estates, corporations or other entities related to persons deemed to be Affiliates of Home Savings) to execute and deliver to FNB prior to the Closing a written agreement (the "Affiliates' Agreement") relating to restrictions on shares of FNB Stock to be received by such Affiliates pursuant to this Agreement and confirming that the Affiliate has no plan or intention to sell, exchange or otherwise dispose of any FNB Stock, and which Affiliates' Agreement shall be in form and content reasonably satisfactory to FNB and substantially in the form attached as Schedule B to this Agreement. Certificates for the shares of FNB Stock issued to Affiliates of Home Savings shall bear a restrictive legend (substantially in the form as shall be set forth in the Affiliates' Agreement) with respect to the restrictions applicable to such shares.

         (B) CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME. While the parties recognize that the operation of Home Savings until the Effective Time is the responsibility of Home Savings and its Board of Directors and officers, Home Savings agrees that, between the date of this Agreement and the Effective Time, Home Savings will carry on its business, in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and, to the extent consistent with such business and within its ability to do so, Home Savings agrees that it, and where applicable, the Subsidiary, will:

                  (i) preserve intact their present business organization, keep available their present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with them;

                  (ii) maintain all of their properties and equipment in customary repair, order and condition, ordinary wear and tear excepted;

                  (iii) maintain their books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis;

                  (iv) comply with all laws, rules and regulations applicable to them, their properties, assets or employees and to the conduct of their business;

                  (v) not change its existing loan underwriting guidelines, policies or procedures except as may be required by law;

                  (vi) continue to maintain in force insurance such as is described in Section 2.26 above; not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and, not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage; and,

                  (vii) promptly provide to FNB such information about the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Home Savings and the Subsidiary, as FNB reasonably shall request.

         (C) PERIODIC INFORMATION REGARDING LOANS. Home Savings agrees that each new extension of credit that it proposes to make in excess of $150,000 will be submitted to FNB at least three business days before Home Savings' issuance of a commitment on such loan. Additionally, Home Savings agrees to make available and provide to FNB the following information with respect to its loans and other extensions of credit (such assets herein referred to as "Loans") as of March 31, 1997 and as of the end of each month thereafter until the Effective Time, such information for each month to be in form and substance as is usual and customary in the conduct of its business and to be furnished within 25 days of the end of each month ending after the date hereof, except as otherwise provided:

                  (i) a list of Loans past due for 30 days or more as to principal or interest;

                  (ii) an analysis of the Loan Loss Reserve and management's assessment of the adequacy of the Loan Loss Reserve, which analysis and assessment shall include a list of all classified or "watch list" Loans, along with the outstanding balance and amount specifically allocated to the Loan Loss Reserve for each such classified or "watch list" Loan;

                  (iii)  a list of Loans in nonaccrual status;

                  (iv) a list of all Loans over $50,000 without principal reduction for a period of longer than one year;

                  (v) a list of all foreclosed real property or other real estate owned and all repossessed personal property;

                  (vi) a list of reworked or restructured Loans over $50,000 and still outstanding, including original terms, restructured terms and status; and

                  (vii) a list of any actual or threatened litigation by or against Home Savings pertaining to any Loans or credits, which list shall contain a description of circumstances surrounding such litigation, its present status and management's evaluation of such litigation.

         (D) NOTICE OF CERTAIN CHANGES OR EVENTS. Following the execution of this Agreement and up to the Effective Time, Home Savings promptly will notify FNB in writing of and provide to it such information as it shall request regarding (i) any material adverse change in its consolidated financial condition, consolidated results of operations, prospects, business. assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change, or of (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of Home Savings herein to be or become inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the breach or violation of any of Home Savings' covenants or agreements contained herein or in the failure of any of the conditions described in Sections 7.1 or 7.3 below.

         (E) ACCRUALS FOR LOAN LOSS RESERVE AND EXPENSES. Home Savings will cooperate with FNB and, not later than the Effective Time, Home Savings will make such appropriate accounting entries in its books and records and take such other actions as FNB shall, in its sole discretion, deem to be necessary or desirable in anticipation of the Merger, including without limitation additional provisions for its Loan Loss Reserve or accruals or the creation of reserves for employee benefit and Merger-related expenses.

         (F) CONSENTS TO ASSIGNMENT OF LEASES. Home Savings will use its best efforts to obtain all required consents of its lessors to the assignment to FNB of Home Savings' rights and obligations under any personal property leases, each of which consents shall be in such form as shall be specified by FNB.

         (G) REFINANCE OR TRANSFER OF ESOP LOAN. Subject to the approval of the ESOP Trustee, the loan to the Home Savings Bank of Siler City, Inc., SSB Employee Stock Ownership Plan (the "ESOP") from First National, the outstanding principal balance of which was approximately $260,000 as of May 29, 1997 (the "ESOP Loan"), shall be refinanced with a lender and on terms reasonably satisfactory to FNB, and to pay to First National all principal, interest and other amounts owing First National thereunder. In the alternative, Home Savings shall either pay off the ESOP Loan in full or take such actions as may be necessary to cause the ESOP Loan to be transferred and assigned, without recourse to FNB or First National, to another lender and on terms reasonably satisfactory to FNB in exchange for the payment to First National of all principal interest and other amounts owing First National thereunder.

         (H) AMENDMENTS TO ESOP. Home Savings shall take such actions as shall cause the ESOP to be amended in accordance with the resolutions of the Board of Directors of Home Savings on June 3, 1997 relating to the ESOP.

         (I) PENSION PLAN. Home Savings shall take such actions as may be necessary to terminate, in advance of the Effective Time, the defined pension plan of Home Savings (the "Home Savings Pension Plan") in such a manner as would qualify for a standard termination pursuant to Section 4041(b) of ERISA and any applicable provision of the Code. Prior to or in connection with such termination, Home Savings shall have amended the Home Savings Pension Plan to
(i) reflect the adoption of PBGC interest rate assumptions for purposes of determining the amount of participant accrued benefits under the Home Savings Pension Plan, (ii) bring the Home Savings Pension Plan into compliance with applicable law in effect at the time of its termination, and (iii) recognize that, on account of the Merger, FNB shall become the sponsor of the Home Savings Pension Plan, as terminated. Home Savings shall submit the Home Savings Pension Plan to the Internal Revenue Service for determination as to the impact of such amendments and termination on the tax-qualified status of the Home Savings Pension Plan.

         (J) FURTHER ACTION; INSTRUMENTS OF TRANSFER. Home Savings covenants and agrees with FNB that it (i) will use its best efforts in good faith to take or cause to be taken all action required of it hereunder as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date, (ii) shall perform all acts and execute and deliver to FNB all documents or instruments required herein or as otherwise shall be reasonably necessary or useful to or requested of Home Savings in consummating such transactions and (iii) will cooperate with FNB in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

         4.2 NEGATIVE COVENANTS OF HOME SAVINGS. Home Savings hereby covenants and agrees that, between the date hereof and the Effective Time, neither Home Savings nor, if applicable, the Subsidiary, will do any of the following things or take any of the following actions without the prior written consent and authorization of the President of FNB.

         (A) AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS. Amend its Articles of Incorporation or Bylaws.

         (B) CHANGE IN CAPITAL STOCK. Make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or issue, sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities (including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action.

         (C) OPTIONS, WARRANTS AND RIGHTS. Grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter

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into any agreement or understanding with respect to any such action, other than the Option Agreement between Home Savings and FNB executed as of the date hereof.

         (D) DIVIDENDS. Declare or pay any dividends on the outstanding shares of capital stock or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders except as may be allowed pursuant to Section 1.4(a) above.

         (E) EMPLOYMENT, BENEFIT OR RETIREMENT AGREEMENTS OR PLANS. Except as required by law or contemplated by this Agreement, (i) enter into or become bound by any oral or written contract, agreement or commitment for the employment or compensation of any director, officer, employee or consultant which is not immediately terminable by Home Savings or the Subsidiary without cost or other liability on no more than 30 days notice; (ii) amend any existing, or adopt, enter into or become bound by any new or additional, profit-sharing, bonus, incentive, change in control or "golden parachute," stock option, stock purchase, pension, retirement, insurance (hospitalization, life or other), paid leave (sick leave, vacation leave or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants; (iii) make contributions to the Home Savings Pension Plan to correct any underfunding in excess of $35,000; (iv) make contributions to the ESOP for the plan year beginning October 1, 1997 in excess of an aggregate amount determined by prorating an aggregate annual contribution amount of $62,500 to the date of such contributions; or (v) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

         (F) INCREASE IN COMPENSATION. With the exception of the anticipated increases in annual salary and annual officer and employee bonuses Previously Disclosed to FNB, increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of its directors, officers, employees or consultants.

         (G) ACCOUNTING PRACTICES. Make any changes in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by GAAP or governmental regulations).

         (H) ACQUISITIONS; ADDITIONAL BRANCH OFFICES. Directly or indirectly (i) acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity, (ii) open any new branch office, or
(iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

         (I) CHANGES IN BUSINESS PRACTICES. Except as may be required by the FDIC, the Administrator or any other governmental or other regulatory agency or as shall be required by applicable law, regulation or this Agreement, (i) change in any material respect the nature of its business or the manner in which it conducts its business, (ii) discontinue any material portion or line of its business or (iii) change in any material respect its lending, investment, asset-liability management or other material banking or business policies (except to the extent required by Sections 4.1(b) and 4.1(e) above).

         (J) EXCLUSIVE MERGER AGREEMENT. Directly or indirectly, through any person (i) encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than FNB) relating to a merger or other acquisition of Home Savings or the purchase or acquisition of any Home Savings Stock or all or any significant part of Home Savings' assets; or provide assistance to any person in connection with any such offer; (ii) except to the extent required by law, disclose to any person or entity any information not customarily disclosed to the public concerning Home Savings or its business, or afford to any other person or entity access to its properties, facilities, books or records; (iii) sell or transfer all or any significant part of Home Savings' assets to any other person or entity; or (iv) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.

         (K)  ACQUISITION OR DISPOSITION OF ASSETS.

                  (i) Sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any real estate; or sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any equipment or any other fixed or capital asset (other than real estate) having a book value or a fair market value, whichever is greater, of more than $25,000 for any individual item or asset, or more than $50,000 in the aggregate for all such items or assets;

                  (ii) Purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any real property; or purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any equipment or any other fixed assets (other than real estate) having a purchase price, or involving aggregate lease payments, in excess of $25,000 for any individual item or asset, or more than $50,000 in the aggregate for all such items or assets;

                  (iii) Enter into any purchase commitment for supplies or services which calls for prices of goods or fees for services materially higher than current market prices or fees or which obligates Home Savings or the Subsidiary for a period longer than 12 months;

                  (iv) Except in the ordinary course of its business consistent with its past practices, sell, purchase or repurchase, or enter into or become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any loan or other receivable or any participation in any loan or other receivable; or

                  (v) Sell or dispose of, or enter into or become bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset (whether tangible or intangible, and including without limitation any trade name, trademark, copyright, service mark or intellectual property right or license); or assign its right to or otherwise give any other person its permission or consent to use or do business under the corporate name of Home Savings or the Subsidiary or any name similar thereto; or release, transfer or waive any license or right granted to it by any other person to use any trademark, trade name, copyright, service mark or intellectual property right.

         (L) DEBT; LIABILITIES. Except in the ordinary course of its business consistent with its past practices, (i) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to its borrowing of money, (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity, or (iii) incur any other liability or obligation (absolute or contingent).

         (M) LIENS; ENCUMBRANCES. Mortgage, pledge or subject any of its assets to, or permit any of its assets to become or (with the exception of those liens and encumbrances Previously Disclosed to FNB with specificity) remain subject to, any lien or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with securing of public funds deposits, repurchase agreements or other similar operating matters).

         (N) WAIVER OF RIGHTS. Waive, release or compromise any material rights in its favor (except in the ordinary course of business) except in good faith for fair value in money or money's worth, nor waive, release or compromise any rights against or with respect to any of its officers, directors or shareholders or members of families of officers, directors or shareholders.

         (O) OTHER CONTRACTS. Enter into or become bound by any contracts, agreements, commitments or understandings (other than those described elsewhere in this Section 4.2.) (i) for or with respect to any charitable contributions;
(ii) with any governmental or regulatory agency or authority; (iii) pursuant to which Home Savings would assume, guarantee, endorse or otherwise become liable for the debt, liability or obligation of any other person or entity; (iv) which is entered into other than in the ordinary course of its business; or (v) which, in the case of any one contract, agreement, commitment or understanding and whether or not in the ordinary course of its business, would obligate or commit Home Savings to make expenditures of more than $25,000 (other than contracts, agreements, commitments or understandings entered into in the ordinary course of Home Savings' lending operations).


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



         (P) DEPOSIT LIABILITIES. Make any change in its current deposit policies, including pricing and acceptance, and shall not take any actions designed to materially decrease the aggregate level of deposits as of the date of this Agreement.

                           ARTICLE V. COVENANTS OF FNB

         FNB hereby covenants and agrees as follows with Home Savings:

         5.1 NASDAQ NOTIFICATION. As soon as possible after the Effective Time, FNB shall file with the National Association of Securities Dealers such notifications and other materials (and shall pay such fees) as shall be required for the listing on the NASDAQ National Market of the shares of FNB Stock to be issued to Home Savings' shareholders.

         5.2  EMPLOYEES; SEVERANCE PAYMENTS.

         (A) EMPLOYMENT OF EDWIN E. BRIDGES. Provided he remains employed as President of Home Savings at the Effective Time, FNB agrees to cause First National to enter into an Employment Agreement with Edwin E. Bridges as of the Effective Time which shall contain substantially the same terms and conditions and be in substantially the same form as is attached hereto as Schedule C.

         (B) EMPLOYMENT OF OTHER HOME SAVINGS EMPLOYEES. Provided they remain employed by Home Savings at the Effective Time, FNB will locate suitable positions with First National for and offer employment with First National to, all other employees of Home Savings. Any employment so offered by FNB to an employee of Home Savings shall be in such a position, at such location, and for such rate of compensation as FNB or First National shall determine in its sole discretion. Each such person's employment shall be on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person or to obligate FNB or First National to employ any such person for any specific period of time or in any specific position or to restrict FNB's or First National's right to terminate the employment of any such person at any time and for any reason.

         (C) SEVERANCE COMPENSATION. FNB shall pay or cause First National to pay severance compensation to any former employee of Home Savings employed by First National at the Effective Time who is terminated by First National within six months of the Effective Time in an amount equal to the amount of such employee's accrued but unused vacation leave, plus an amount equal to two week's salary or normal wages (at such employee's then current salary or wage rate) multiplied by the number of full years and any partial year of service by such employee with Home Savings. Notwithstanding anything contained herein to the contrary, no payment of severance compensation pursuant to this Section 5.2(c) shall be made to any person who does not remain an employee of Home Savings at the Effective Time. Severance pay for any former employee of Home Savings who is terminated by First National after six months of the Effective Time shall be determined in accordance with First National's then existing policies.

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



         5.3 EMPLOYEE BENEFITS.

         (A) GENERALLY. Except as otherwise provided herein and to the extent permitted by contribution and deduction limitations of ERISA and the Code with respect to FNB's qualified plans, any employee of Home Savings who becomes an employee of First National at the Effective Time (a "New Employee") shall become entitled to receive all employee benefits and to participate in all benefit plans provided by FNB or First National on the same basis and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of FNB or First National. However, each New Employee shall be given credit for his or her full years of service with Home Savings for purposes of (i) entitlement to vacation and sick leave and for participation in all First National welfare, insurance and other fringe benefit plans, and (ii) eligibility for participation and vesting in FNB's Section 401(k) savings plan and in its defined benefit pension plan (the "FNB Pension Plan"); provided, however, that in no event shall any New Employee be entitled to or be given credit for past service with Home Savings for purposes of the calculation or determination of benefits under the FNB Pension Plan. FNB will grant to each New Employee a pro rata amount of sick leave and vacation leave, in accordance with FNB standard leave policies, for the period between the Effective Time and the end of the calendar year during which the Effective Time occurs. Each New Employee will be permitted to carry over accrued and unused sick leave and vacation leave to the extent such carryover would be consistent with and would not exceed limitations imposed by FNB's leave policies.

         (B) HEALTH INSURANCE. Any New Employee shall be entitled to participate in First National's group health insurance plan at a cost equal to the cost for any First National employee and such participation shall be without regard to pre-existing condition requirements under First National's group health insurance plan, to the extent any such condition at the Effective Time would have been covered under the health insurance plans of Home Savings. In addition to assuming Home Savings' obligations to provide continued health insurance for Edwin E. Bridges, which is described in the Employment Agreement attached hereto as Schedule C, FNB will assume the obligations of Home Savings to provide and will pay the premiums for continued health insurance for Jack Tanner and Gayle Loggins for the remainder of their lives with coverage at least equivalent to the group health insurance coverage generally provided to active, full-time employees of First National generally; provided, however, that this obligation to provide or pay for health insurance coverage may be partially or wholly fulfilled by any Medicare, employer or similar coverage for which the employee is eligible in the future to the extent of any coverage provided thereby at no cost to the employee; provided further, however, that FNB shall not be obligated to provide or pay for any such health insurance coverage for any such individual in the event he or she: (a) owns any interest in (other than a passive investment not in excess of two percent (2%) of the outstanding capital stock of any such business whose stock is publicly traded on the NASDAQ over-the-counter market, the New York Stock Exchange or the American Stock Exchange), manages, operates, controls, becomes employed by, renders consulting or advisory services to, or participates in or become connected with the management or control of, any business that is then engaged in the operation of a bank, savings and loan association or similar financial institution that conducts its operations within North Carolina and its contiguous states; (b) influences or attempts to influence any customer of First National or FNB to discontinue such customer's use of First National or FNB's services or to divert such business to any other person, firm or corporation;
(c) interferes with, disrupts or attempts to disrupt the relationship, contractual or otherwise, between First National or FNB and any of their respective customers, suppliers, principals, distributors, lessors or licensors; or (d) solicits any officer or employee of First National or FNB, whose base annual salary at the time of the Employee's termination was $20,000 or more, to work for any other person, firm or corporation.

         (C) ESOP. Provided that (i) the ESOP Loan from First National has been refinanced prior to the Closing in accordance with Section 4.1(g) above, (ii) the ESOP has been amended prior to the Closing in accordance with Section 4.1(h) above, and (iii) Edwin E. Bridges is continuing to serve as Trustee of the ESOP, FNB agrees to assume at the Effective Time, as successor plan sponsor, the ESOP. Home Savings acknowledges that FNB as a successor plan sponsor shall have no duty to continue the ESOP, provided, however, that FNB agrees that until such time as new employees (as defined in Section 5.3) become eligible to participate in the FNB Section 401(K) savings plan, it will continue the ESOP and make contributions to the ESOP at the aggregate annual rate of $62,500 prorated to the date of such contributions.

         (D) OPTION AND MR PLANS. FNB shall assume each stock option granted under the ISO Plan and NSSO Plan as provided in Section 1.7(a) above, or shall substitute options under the FNB Plan in accordance with the provisions of 1.7(c) above. FNB will assume the obligations of Home Savings under the MR Plan as provided in Section 1.8 above. Home Savings agrees that it will take such actions in advance of the Effective Time as may be necessary to amend the ISO, NSSO and MR Plans effective upon consummation of the Merger consistent with the provisions of this Agreement and otherwise satisfactory to FNB.

         5.4  BOARD OF DIRECTORS; RETIREMENT PLAN.

         (A) ADVISORY BOARD. Each of the members of Home Savings' Board of Directors at the Effective Time shall be appointed to serve as a member of First National's local advisory board in Siler City, North Carolina. Each person so appointed, shall diligently discharge his or her duties as an advisory board member and promote in good faith FNB's and First National's best interests. For their services as advisory board members, each person so appointed shall be compensated at the rate in effect with respect to other members of First National's advisory board in Siler City, North Carolina provided that he or she remains a director of the advisory board and provided further that he or she not be serving as a director or advisory director of another financial institution or financial institution holding company. Each such person's service as an advisory director will be at First National's pleasure and will be subject to First National's normal policies and procedures regarding the appointment and service of advisory directors; provided, however, that if any such person's service as an advisory director is terminated by First National shall, upon such termination and at its election, either (i) cause the full vesting of any unvested options and awards of such person under the NSSO Plan and the MR Plan, respectively, as assumed by FNB as of the Effective Time, or (ii) provide such person the economic equivalent to any unvested portion of such options under the NSSO Plan or awards under the MR Plan.

         (B) RETIREMENT PLAN. FNB shall assume the obligations of Home Savings pursuant to the Home Savings Bank of Siler City, SSB Directors' Retirement Plan (the "Directors' Plan") effective as of January 12, 1994 and as in effect as of the date hereof, except that from and after the Effective Time, the FNB Board of Directors or its compensation committee shall be substituted for the "Committee" administering the Directors' Plan. Eligible participants in the Directors' Plan shall begin receiving their retirement benefits under the Directors' Plan upon the Effective Time, which shall constitute their severance from service on the Home Savings Board of Directors.

         5.5 INDEMNIFICATION OF DIRECTORS AND OFFICERS. After the Effective Time, without releasing any insurance carrier and after exhaustion of all applicable director and liability insurance coverage for Home Savings and its directors and officers, FNB shall indemnify, hold harmless and defend the directors and officers of Home Savings in office at the Effective Time, to the same extent as it indemnifies its own directors and officers, from and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, cost and expenses of every kind and nature including without limitation reasonable attorneys' fees and legal costs and expenses therewith whether known or unknown and whether now existing or hereafter arising which may be threatened against, incurred, undertaken, received or paid by such persons in connection with or which arise out of or result from or are based upon any action or failure to act by such person in the ordinary scope of his duties as a director or officer of Home Savings through the Effective Time; provided, however, that FNB shall not be obligated to indemnify such person for (i) any act not available for statutory or permissible indemnification under North Carolina law, (ii) any act of self-dealing in violation of federal or state law, (iii) any act or omission which is ultimately determined to have constituted a breach of any implied or actual duty of fair dealing in connection with a lending obligation (such claims being commonly referred to as lender liability claims), (iv) any penalty, decree, order, finding or other action imposed or taken by any regulatory authority, (v) any violation or alleged violation of any federal or state law, rule, regulation, order, decree or policy applicable to banks and bank holding companies, (vi) any violation or alleged violation of federal or state securities laws, or (vii) any claim of sexual or other unlawful harassment, or any form of employment discrimination prohibited by federal or state law. The indemnification provided by this Section 5.5 is the sole indemnification provided by FNB to the directors and officers of Home Savings for service in such positions up to and through the Effective Time. This Section 5.5 is intended to create personal rights in the directors and officers of Home Savings, who shall be deemed to be third-party beneficiaries hereof. Notwithstanding any other provision of this Agreement, at the Effective Time, the indemnification rights provided herein shall not be extinguished but shall instead survive.

                          ARTICLE VI. MUTUAL AGREEMENTS

         6.1 SHAREHOLDERS MEETING; REGISTRATION STATEMENT; PROXY
STATEMENT/PROSPECTUS.

         (A) MEETING OF SHAREHOLDERS. Home Savings shall cause a special meeting of its shareholders (the "Shareholders' Meeting") to be duly called and held as soon as practicable (but in no event less than 20 business days following the mailing to Home Savings' shareholders of the "Proxy Statement/Prospectus" described below) for the purpose of Home Savings' shareholders voting on the approval of the Merger and the ratification and adoption of this Agreement. In connection with the call and conduct of and all other matters relating to the Shareholders' Meeting (including the solicitation of proxies), Home Savings will fully comply with all provisions of applicable federal and state law and regulations and with its Articles of Incorporation and Bylaws.

         (B) PREPARATION AND DISTRIBUTION OF PROXY STATEMENT/PROSPECTUS. FNB and Home Savings jointly shall prepare a "Proxy Statement/Prospectus" for distribution to Home Savings' shareholders as the proxy statement relating to Home Savings' solicitation of proxies for use at the Shareholders' Meeting and as FNB's prospectus relating to the offer and distribution of FNB Stock as described herein. The Proxy Statement/Prospectus shall be in such form and shall contain or be accompanied by such information regarding the Shareholders' Meeting, this Agreement, the parties hereto, the Merger and other transactions described herein as is required by applicable law and regulations and otherwise as shall be agreed upon by FNB and Home Savings. FNB shall include the Proxy Statement/Prospectus as the prospectus in its "Registration Statement" described below; and, FNB and Home Savings shall cooperate with each other in good faith and shall use their best efforts to cause the Proxy Statement/Prospectus to comply with any comments of the SEC and FDIC thereon. Home Savings will mail the Proxy Statement/Prospectus to its shareholders not less than 20 business days prior to the scheduled date of the Shareholders' Meeting; provided, however, that no such materials shall be mailed to Home Savings' shareholders unless and until FNB shall have determined to its own satisfaction that the conditions specified in Section 7.3(d) below have been satisfied and shall have approved such mailing.

         (C) REGISTRATION STATEMENT AND "BLUE SKY" APPROVALS. As soon as practicable following the execution of this Agreement, FNB shall prepare and file with the SEC under the Securities Act of 1933, as amended (the "1933 Act") a registration statement on Form S-4 (or on such other form as FNB shall determine to be appropriate) (the "Registration Statement") covering the FNB Stock to be issued to shareholders of Home Savings pursuant to this Agreement. Additionally, FNB shall take all such other actions, if any, as shall be required by applicable state securities or "blue sky" laws (i) to cause the FNB Stock to be issued upon consummation of the Merger, and at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, (ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (iii) to obtain any and all required approvals or consents to the issuance of such stock. FNB shall deliver to Home Savings and its counsel a preliminary draft of the Registration Statement and the Proxy Statement/Prospectus not later than 90 days after the date of this Agreement.

         (D) RECOMMENDATION OF HOME SAVINGS' BOARD OF DIRECTORS. Unless due to a material change in circumstances or for any other reason Home Savings' Board of Directors reasonably believes that such a recommendation would violate the directors' duties or obligations as such to Home Savings or to its shareholders, Home Savings' Board of Directors shall recommend to and actively encourage Home Savings' shareholders that they vote their shares of Home Savings Stock at the Shareholders' Meeting to ratify and approve this Agreement and the Merger, and the Proxy Statement/Prospectus mailed to Home Savings' shareholders will so indicate and state that Home Savings' Board of Directors considers the Merger to be advisable and in the best interests of Home Savings and its shareholders.

         (E) INFORMATION FOR PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT. FNB and Home Savings each agrees to promptly respond, and to use its best efforts to cause its directors, officers, accountants and affiliates to promptly respond, to requests by any other such party and its counsel for information for inclusion in the various applications for regulatory approvals and in the Proxy Statement/Prospectus. FNB and Home Savings each hereby covenants with the other that none of the information provided by it for inclusion in the Proxy Statement/Prospectus will, at the time of its mailing to Home Savings' shareholders, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and, at all times following such mailing up to and including the Effective Time, none of such information contained in the Proxy Statement/Prospectus, as it may be amended or supplemented, will contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         (F) SECTION 3(A)(10) EXEMPTION. Notwithstanding anything in this Agreement to the contrary, FNB, at its option, may satisfy the requirements of the 1933 Act by effecting the issuance of the FNB Stock pursuant to Section 3(a)(10) thereof ("Section 3(a)(10)") in lieu of filing the Registration Statement. In such case, all references to the Proxy Statement/Prospectus in this Agreement shall mean only the proxy statement relative to Home Savings' solicitation of proxies for use at the Shareholders' Meeting. If FNB determines that it will utilize Section 3(a)(10), it shall notify Home Savings in writing within 90 days of the date of this Agreement and shall file the application to the office of the Secretary of State of North Carolina relating to the approval of the fairness of the terms and conditions of the Merger within 120 days of the date of this Agreement.

         6.2 REGULATORY APPROVALS. Within 75 days after the date of this Agreement, FNB and Home Savings each shall prepare and file, or cause to be prepared and filed, all applications for regulatory approvals and actions as may be required of them, respectively, by applicable law and regulations with respect to the transactions described herein (including applications to the Federal Reserve, the FDIC, the OCC and the Administrator and to any other applicable federal or state banking, securities or other regulatory authority). Each such party shall use their respective best efforts in good faith to obtain all necessary regulatory approvals required for consummation of the transactions described herein. Each such party shall cooperate with each other party in the preparation of all applications to regulatory authorities and, upon request, promptly shall furnish all documents, information, financial statements or other material that may be required by any other party to complete any such application; and, before the filing therefor, each party to this Agreement shall have the right to review and comment on the form and content of any such application to be filed by any other party. Should the appearance of any of the officers, directors, employees or counsel of any of the parties hereto be requested by any other party or by any governmental agency at any hearing in connection with any such application, such party shall promptly use its best efforts to arrange for such appearance.

         6.3 ACCESS. Following the date of this Agreement and to and including the Effective Time, Home Savings shall provide FNB and its employees, accountants, counsel or other representatives, access to all its books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, counsel and consultants as FNB shall, in its sole discretion, consider to be necessary or appropriate; provided, however, that any investigation or reviews conducted by FNB shall be performed in such a manner as will not interfere unreasonably with Home Savings' normal operations or with their relationship with their customers or employees, and shall be conducted in accordance with procedures established by the parties having due regard for the foregoing.

         6.4 COSTS. Subject to the provisions of Section 8.3(c) below, and whether or not this Agreement shall be terminated or the Merger shall be consummated, FNB and Home Savings each shall pay its own legal, accounting and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement or otherwise in connection with this Agreement and the transactions described herein (including without limitation all accounting fees, legal fees, filing fees, printing costs, travel expenses, and, in the case of Home Savings, all fees owed to Baxter Fentriss and Company and the cost of Home Savings' "Fairness Opinion" described in Section 7.2(e) below. However, subject to the provisions of Section 8.3(c) below, all costs incurred in connection with the preparation, printing and mailing of the Proxy Statement/Prospectus, including but not limited to printing and postage expenses, shall be deemed to be incurred and shall be paid fifty percent (50%) by Home Savings and fifty percent (50%) by FNB.

         6.5 ANNOUNCEMENTS. Home Savings and FNB each agrees that no person other than the parties to this Agreement is authorized to make any public announcements or statements about this Agreement or any of the transactions described herein, and that, without the prior review and consent of the others (which consent shall not unreasonably be denied or delayed), no party hereto may make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the prior approval of any regulatory agency or official to the consummation of the transactions described herein. However, notwithstanding anything contained herein to the contrary, prior review and consent shall not be required if in the good faith opinion of counsel to FNB any such disclosure by FNB is required by law or otherwise is prudent.

         6.6 CONFIDENTIALITY. FNB and Home Savings each agrees that it shall treat as confidential and not disclose to any unauthorized person any documents or other information obtained from or learned about the other during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (including any information obtained during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other party; and, that it will not use any such documents or other information for any purpose except for the purposes for which such documents and information were provided to it and in furtherance of the transactions described herein. However, the above obligations of confidentiality shall not prohibit the disclosure of any such document or information by any party to this Agreement to the extent
(i) such document or information is then available generally to the public or is already known to the person or entity to whom disclosure is proposed to be made (other than through the previous actions of such party in violation of this Section 6.6), (ii) such document or information was available to the disclosing party on a nonconfidential basis prior to the same being obtained pursuant to this Agreement, (iii) disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or by the SEC or other regulatory authorities in connection with the transactions described herein, or
(iv) to the extent that, in the reasonable opinion of legal counsel to such party, disclosure otherwise is required by law. In the event this Agreement is terminated for any reason, then each of the parties hereto immediately shall return to the other party all copies of any and all documents or other written materials or information (including computer generated and stored data) of or relating to such other party which were obtained from them during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (whether during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other party. The parties' obligations of confidentiality under this Section 6.6 shall survive and remain in effect following any termination of this Agreement.

         6.7 ENVIRONMENTAL STUDIES. At its option, FNB may cause to be conducted Phase I environmental assessments of the Real Property, the real estate subject to any Real Property Lease, or the Loan Collateral, or any portion thereof, together with such other studies, testing and intrusive sampling and analyses as FNB shall deem necessary or desirable (collectively, the "Environmental Survey"); provided, however, that the Environmental Survey, as much as possible, shall be performed in such a manner as will not interfere unreasonably with Home Savings' normal operations. FNB shall attempt in good faith to complete all such Phase I environmental assessments within 60 days following the date of this Agreement and thereafter to conduct and complete any such additional studies, testing, sampling and analyses as promptly as practicable. Subject to the provisions of Section 8.3(c) below, the costs of the Environmental Survey shall be paid by FNB. If (i) the final results of any Environmental

Survey (or any related analytical data) reflect that there likely has been any discharge, disposal, release or emission by any person of any Hazardous Substance on, from or relating to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral at any time prior to the Effective Time, or that any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral which constitutes or would constitute a violation of any Environmental Laws, and if, (ii) based on the advice of its legal counsel or other consultants, FNB believes that Home Savings or, following the Merger, FNB or First National, could become responsible for the remediation of such discharge, disposal, release or emission or for other corrective action with respect to any such violation, or that Home Savings or, following the Merger, FNB or First National, could become liable for monetary damages (including without limitation any civil or criminal penalties or assessments) resulting therefrom (or that, in the case of any of the Loan Collateral, Home Savings or, following the Merger, FNB or First National, could incur any such liability if it acquired title to such Loan Collateral), and if,
(iii) based on the advice of their legal counsel or other consultants, FNB believes the amount of expenses or liability which either of them could incur or for which either of them could become responsible or liable on account of any and all such remediation, corrective action or monetary damages at any time or over any period of time could equal or exceed an aggregate of $100,000 over any period of time, then FNB shall give Home Savings prompt written notice thereof (together with all information in its possession relating thereto) and, at FNB's sole option and discretion, at any time thereafter and up to the Effective Time, it may terminate this Agreement without further obligation or liability to Home Savings or its shareholders.

         6.8 TAX-FREE REORGANIZATION. FNB and Home Savings each undertakes and agrees that it will use its best efforts to cause the Merger to qualify as a tax-free "reorganization" within the meaning of Section 368(a)(1)(A) of the Code and that it shall not intentionally take any action that would cause the Merger to fail to so qualify.

         6.9 TRANSITION TEAM. FNB and Home Savings shall create a transition team comprised of staff and representatives of Home Savings and staff and representatives of FNB and First National (the "Transition Team"). The purpose of the Transition Team shall be to provide detailed guidance to FNB in fulfilling and consummating the Merger, to maintain open lines of communication between Home Savings and First National, and to handle customer inquiries regarding the Merger. The Transition Team shall meet as necessary until the Effective Time. Members of the Transition Team shall receive no compensation for such service.

                   ARTICLE VII. CONDITIONS PRECEDENT TO MERGER

         7.1 CONDITIONS TO ALL PARTIES' OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

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



         (A) CORPORATE ACTION. All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Plan of Merger in consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken, including without limitation the approval of the shareholders of Home Savings of this Agreement and the Plan of Merger.

         (B) REGISTRATION STATEMENT EFFECTIVE OR SECTION 3(A)(10) EXEMPTION APPROVED. Either (i) the Registration Statement (including any post-effective amendments thereto) shall be effective under the 1933 Act, and no stop orders or proceedings shall be pending or, to the knowledge of FNB, threatened by the SEC to suspend the effectiveness of such Registration Statement or (ii) the application contemplated by Section 6.1(f) above shall have been finally approved such that the requirements of Section 3(a)(10) shall have been met. FNB Stock to be issued as contemplated in the Plan of Merger shall have been registered or shall either be not subject to registration or subject to exemption from registration under applicable state securities laws.

         (c) "BLUE SKY" APPROVALS. FNB Corp. shall have received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of exemptions from Blue Sky registration requirements as may be necessary, and no stop orders or proceedings shall be pending or, to the knowledge of FNB, threatened by any state Blue Sky administration to suspend the effectiveness of any registration statement filed therewith with respect to the issuance of FNB Stock in the Merger.

         (D) REGULATORY APPROVALS. (i)The Merger and other transactions described herein shall have been approved, to the extent required by law, by the Federal Reserve, the FDIC, the OCC, the Administrator, and by all other governmental or regulatory agencies or authorities having jurisdiction over such transactions, (ii) no governmental or regulatory agency or authority shall have withdrawn its approval of such transactions or imposed any condition on such transactions or conditioned its approval thereof, which condition is reasonably deemed by FNB to be materially disadvantageous or burdensome or to so adversely impact the economic or business benefits of this Agreement to FNB as to render it inadvisable for it to consummate the Merger; (iii) all applicable waiting periods following regulatory approvals shall have expired without objection to the Merger by the United States Department of Justice or other applicable regulatory authorities; and (iv) all other consents, approvals and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

         (E) ADVERSE PROCEEDINGS, INJUNCTION, ETC. There shall not be (i) any order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Merger or any of the other transactions described herein or any of the parties hereto from consummating any such transaction, (ii) any pending or threatened investigation of the Merger or any of such other transactions by the United States Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Merger or any other such transaction, (iii) any suit, action or proceeding by any person (including any governmental, administrative or regulatory agency), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit Home Savings or FNB from consummating the Merger or carrying out any of the terms or provisions of this Agreement, or (iv) any other suit, claim, action or proceeding pending or threatened against Home Savings or FNB or any of their respective officers or directors which shall reasonably be considered by Home Savings or FNB to be materially burdensome in relation to the proposed Merger or materially adverse in relation to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of either such corporation, and which has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within 90 days of the institution or threat thereof.

         (F) TAX OPINION. FNB and Home Savings shall have received an opinion of Schell Bray Aycock Abel & Livingston P.L.L.C., in form and substance satisfactory to them, substantially to the effect that: (i) for federal income tax purposes, consummation of the Merger will constitute a "reorganization" as defined in Section 368(a) of the Code; (ii) no taxable gain will be recognized by a shareholder of Home Savings upon such shareholder's receipt solely of FNB Stock in exchange for his or her Home Savings Stock; (iii) dividend income or capital gain will be recognized by a shareholder of Home Savings who receives FNB Stock and cash in exchange for his or her Home Savings Stock pursuant to
Section 1.5 above, limited to an amount not to exceed the amount of cash received; (iv) the basis of the FNB Stock received by the shareholder in the Merger will have the same basis as his or her Home Savings Stock surrendered in exchange therefor decreased by the amount of cash received, if any, and increased by any gain recognized on the exchange; (v) if Home Savings Stock is a capital asset in the hands of the shareholder at the Effective Time, then the holding period of the FNB Stock received by the shareholder in the Merger will include the holding period of Home Savings Stock surrendered in exchange therefor; (vi) cash received by a shareholder who receives solely cash pursuant to Section 1.5 above will generally be treated as a distribution in redemption of his or her Home Savings Stock subject to the provisions of Section 302 of the Code and the constructive ownership rules of Section 318 of the Code; and (vii) a shareholder who receives cash in lieu of a fractional share of FNB Stock will recognize gain or loss equal to any difference between the amount of cash received and the shareholder's basis in the fractional share interest. In rendering its opinion, Schell Bray Aycock Abel & Livingston P.L.L.C. will require and rely on representations by officers of FNB and Home Savings, and will be entitled to make reasonable assumptions.

         (G) NASDAQ LISTING. FNB shall have satisfied all requirements for the shares of FNB Stock to be issued to the shareholders of Home Savings in connection with the Merger to be listed on the NASDAQ National Market as of the Effective Time.

         7.2 ADDITIONAL CONDITIONS TO HOME SAVINGS' OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, Home Savings' separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

         (A) MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of FNB and its consolidated subsidiary considered as one enterprise and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

         (B) COMPLIANCE WITH LAWS. FNB shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of FNB and its consolidated subsidiary considered as one enterprise.

         (C) FNB'S REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing by Home Savings as provided in
Section 10.2 below, each of the representations and warranties of FNB contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of FNB and its consolidated subsidiary considered as one enterprise, and (ii) as otherwise contemplated by this Agreement; and FNB shall have performed in all material respects all of its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date. Home Savings shall have received a certificate dated as of the Closing Date and executed by its President to the foregoing effect and as to such other matters as may be reasonably requested by Home Savings.

         (D) LEGAL OPINION OF FNB'S COUNSEL. Home Savings shall have received from Schell Bray Aycock Abel & Livingston P.L.L.C., counsel for FNB, a written opinion dated as of the Closing Date and substantially in the form of Schedule D attached hereto or otherwise in form and substance reasonably satisfactory to Home Savings.

         (E) FAIRNESS OPINION. Home Savings shall have received from its financial advisor, Baxter Fentriss & Company ("Baxter Fentriss"), a written opinion ( the "Fairness Opinion"), dated as of a date prior to the mailing of the Proxy Statement/Prospectus to Home Savings' shareholders in connection with the Shareholders Meeting, to the effect that the consideration to be received by Home Savings' shareholders in the Merger is fair, from a financial point of view, to Home Savings and its shareholders; and, Baxter Fentriss shall have delivered a letter to Home Savings, dated as of a date within ten business days preceding the Closing Date, to the effect that it remains its opinion that the terms of the Merger are fair, from a financial point of view, to Home Savings and its shareholders.

         (F) NO STOCK DIVIDENDS OR SPLITS. FNB shall not have effected any stock dividends or stock splits with respect to the FNB Stock beginning on the date that is thirty-five (35) days prior to the Closing Date.

         (G) OTHER DOCUMENTS AND INFORMATION FROM FNB. FNB shall have provided to Home Savings correct and complete copies of its Articles of Incorporation, Bylaws and Board and shareholder resolutions approving this Agreement and the Merger (all certified by its Secretary), together with certificates of the incumbency of its officers and such other closing documents and information as may be reasonably requested by Home Savings or its counsel.

         (H) ACCEPTANCE BY HOME SAVINGS' COUNSEL. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to Home Savings' legal counsel.

         7.3 ADDITIONAL CONDITIONS TO FNB'S OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, FNB's obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

         (A) MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Home Savings and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

         (B) COMPLIANCE WITH LAWS. Home Savings shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of FNB or Home Savings.

         (C) HOME SAVINGS' REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing by FNB as provided in Section 10.2 below, each of the representations and warranties of Home Savings contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct at and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Home Savings considered as one enterprise, and (ii) as otherwise contemplated by this Agreement; and Home Savings shall have performed in all material respects all its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date. FNB shall have received a certificate dated as of the

Closing Date and executed by Home Savings and its President to the foregoing effect and as to such other matters as may be reasonably requested by FNB.

         (D) LEGAL OPINION OF HOME SAVINGS' COUNSEL. FNB shall have received from Moore & Van Allen, PLLC, counsel to Home Savings, a written opinion, dated as of the Closing Date and substantially in the form of Schedule E attached hereto or otherwise in form and substance reasonably satisfactory to FNB.

         (E) OTHER DOCUMENTS AND INFORMATION FROM HOME SAVINGS. Home Savings shall have provided to FNB correct and complete copies of Home Savings' Articles of Incorporation, Bylaws and board and shareholder resolutions (all certified by Home Savings' Secretary), together with certificates of the incumbency of Home Savings' officers and such other closing documents and information as may be reasonably requested by FNB or its counsel.

         (F) AMENDMENTS TO BENEFIT PLANS; TERMINATION OF HOME SAVINGS PENSION PLAN. The Board of Directors of Home Savings shall have adopted and implemented, effective as of the Effective Time, amendments to the ISO Plan, the NSSO Plan, the MR Plan, the ESOP and the Directors' Plan, in form and content consistent with the provisions of this Agreement and satisfactory to FNB. Home Savings shall have taken such actions to terminate the Home Savings Pension Plan in accordance with Section 4.1(i) above.

         (G) ESOP LOAN. The ESOP Loan from First National shall have been refinanced, paid off or transferred as contemplated in accordance with Section 4.1(g) above, and Edwin E. Bridges shall be continuing to serve as the ESOP Trustee.

         (H) CONSENTS TO ASSIGNMENT OF PROPERTY LEASES. Home Savings shall have obtained all required consents to the assignment to FNB of its rights and obligations under any personal property lease material to the business of Home Savings and any Real Property Lease, and such consents shall be in such form and substance as shall be satisfactory to FNB; and, each of the lessors of Home Savings shall have confirmed in writing that Home Savings is not in default under the terms and conditions of any personal property lease or any Real Property Lease.

         (I) AFFILIATES' AGREEMENTS. FNB shall have received the written Affiliates' Agreements in form and content satisfactory to FNB and signed by all persons Previously Disclosed to FNB as an Affiliate (other than those principal shareholders Previously Disclosed under Section 2.3 of this Agreement) or who otherwise are deemed by FNB or its counsel to be Affiliates of Home Savings as provided in Section 4.1(a) above.

         (J) DISSENTERS' RIGHTS. The holders of no more than ten percent (10%) of the Home Savings Stock shall have exercised Dissenters' Rights or voted against approval of this Agreement and the Plan of Merger at the Shareholders' Meeting (as provided in Section 1.6 above).

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



         (K) ACCEPTANCE BY FNB'S COUNSEL. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to FNB's legal counsel.

                   ARTICLE VIII. TERMINATION; BREACH; REMEDIES

         8.1 MUTUAL TERMINATION. At any time prior to the Effective Time (and whether before or after approval hereof by the shareholders of Home Savings), this Agreement may be terminated by the mutual agreement of FNB and Home Savings. Upon any such mutual termination, all obligations of Home Savings and FNB hereunder shall terminate and each party shall pay costs and expenses as provided in Section 6.4 above.

         8.2 UNILATERAL TERMINATION. This Agreement may be terminated by either FNB or Home Savings (whether before or after approval hereof by Home Savings' shareholders) upon written notice to the other parties and under the circumstances described below.

         (A) TERMINATION BY FNB. This Agreement may be terminated by FNB by action of its Board of Directors or Executive Committee:

                  (i) if any of the conditions to the obligations of FNB (as set forth in Section 7.1 or 7.3 above) shall not have been satisfied or effectively waived in writing by FNB by April 30, 1998 (except to the extent that the failure of such condition to be satisfied has been caused by the failure of FNB to satisfy any of its obligations, covenants or agreements contained herein);

                  (ii) if Home Savings shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in
         Article IV or Article VI herein in any material respect;

                  (iii) if FNB determines at any time that any of Home Savings' representations or warranties contained in Article II above or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect;

                  (iv) if, notwithstanding FNB's satisfaction of its obligations under Sections 6.1(b), (c), (e) and (f) above, Home Savings' shareholders do not ratify and approve this Agreement and approve the Plan of Merger at the Shareholders' Meeting;

                  (v) if the Merger shall not have become effective on or before April 30, 1998 unless such date is extended as evidenced by the written mutual agreement of the parties hereto; provided, however, that in the event there is a delay of not more than 30 days caused by circumstances beyond the control of the parties hereto, the parties hereto agree that the dates set forth in this Section 8.2(a) shall be extended by mutual agreement for up to an additional 60 days;

                  (vi) if the average Closing Price of FNB Stock for the twenty
         (20) consecutive trading days ending on the trading date that is three
         (3) days prior to the scheduled Closing Date is less than $27.00 (as proportionately adjusted in the event of any stock dividend or stock split of FNB Stock after the date hereof); or,

                  (vii)  under the circumstances described in Section 6.7 above.

         However, before FNB may terminate this Agreement for any of the reasons specified above in (i), (ii) or (iii) of this Section 8.2(a), it shall give written notice to Home Savings as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by FNB shall not become effective if, within 30 days following the giving of such notice, Home Savings shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of FNB. In the event Home Savings cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of FNB within such 30-day period, FNB shall have 30 days to notify Home Savings of its intention to terminate this Agreement. A failure to so notify Home Savings will be deemed to be a waiver by FNB of the breach, default or violation pursuant to Section 10.2 below.

         (B) TERMINATION BY HOME SAVINGS. This Agreement may be terminated by Home Savings:

                  (i) if any of the conditions of the obligations of Home Savings (as set forth in Section 7.1 or 7.2 above) shall not have been satisfied or effectively waived in writing by Home Savings by April 30, 1998 (except to the extent that the failure of such condition to be satisfied has been caused by the failure of Home Savings to satisfy any of its obligations, covenants or agreements contained herein);

                  (ii) if FNB shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Article V or
         Article VI herein in any material respect;

                  (iii) if Home Savings determines that any of FNB's representations and warranties contained in Article III herein or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect;

                  (iv) if, notwithstanding Home Savings' satisfaction of its obligations contained in Sections 6.1(a), (b), (d) and (e) above, its shareholders do not ratify and approve this Agreement and approve the Plan of Merger at the Shareholders' Meeting by the requisite vote under federal and state law; or,

                  (v) if the Merger shall not have become effective on or before April 30, 1998, unless such date is extended as evidenced by the written mutual agreement of the parties hereto; provided, however, that in the event there is a delay of not more than 30 days caused by circumstances beyond the control of the parties hereto, the parties hereto agree that the dates set forth in this Section 8.2(b) shall be extended by mutual agreement for up to an additional 60 days; or

                  (vi) if the average Closing Price for the twenty (20) consecutive trading days ending on the trading date that is three (3) days prior to the scheduled Closing Date is more than $36.50 (as proportionately adjusted in the event of any stock dividend or stock split of FNB Stock after the date hereof).

         However, before Home Savings may terminate this Agreement for any of the reasons specified above in clause (i), (ii) or (iii) of this Section 8.2(b), it shall give written notice to FNB as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by Home Savings shall not become effective if, within 30 days following the giving of such notice, FNB shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Home Savings. In the event FNB cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Home Savings within such 30-day period, Home Savings shall have 30 days to notify FNB of its intention to terminate this Agreement. A failure to so notify FNB will be deemed to be a waiver by Home Savings of the breach, default or violation pursuant to Section
10.2 below.

         8.3 BREACH; REMEDIES. (a) Except as otherwise provided below, in the event of a breach by Home Savings of any of its representations or warranties contained in this Agreement or in any other certificate or writing delivered pursuant to this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in this Agreement, then FNB's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Section 8.2 above, or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof.

         (b) Likewise, and except as otherwise provided below, in the event of a breach by FNB of any of its representations or warranties contained in this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in this Agreement, then Home Savings' sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Section 8.2 above, or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof.

         (c) Notwithstanding anything contained herein to the contrary, if either party to this Agreement breaches this Agreement by willfully or intentionally failing to perform or violating any of its obligations, agreements or covenants contained in this Agreement, such party shall be obligated to pay all expenses of the other party described in Section 6.4, together with other damages recoverable at law or in equity.

                           ARTICLE IX. INDEMNIFICATION

         9.1 AGREEMENT TO INDEMNIFY. Home Savings and FNB hereby agree that in the event this Agreement is terminated for any reason and the Merger is not consummated, then they will indemnify each other as provided below.

         (A) BY HOME SAVINGS. Home Savings shall indemnify, hold harmless and defend FNB from and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, costs and expenses of every kind and nature, including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith, whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by FNB:

                  (i) in connection with or which arise out of or result from or are based upon (A) Home Savings' operations or business transactions or its relationship with any of its employees, or (B) Home Savings' failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

                  (ii) in connection with or which arise out of or result from or are based upon any fact, condition or circumstance that constitutes a breach by Home Savings of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of Home Savings to perform any of its covenants, agreements or obligations under or in connection with this Agreement;

                  (iii) in connection with or which arise out of or result from or are based upon any information provided by Home Savings which is included in the Proxy Statement/Prospectus and which information causes the Proxy Statement/Prospectus at the time of its mailing to Home Savings' shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading; and,

                  (iv) in connection with or which arise out of or result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation on, from or relating to the Real Property by Home Savings or any other person of any Hazardous Substances, or any action taken or any event or condition occurring or existing with respect to the Real Property which constitutes a violation of any Environmental Laws by Home Savings or any other person.

         (B) BY FNB. FNB shall indemnify, hold harmless and defend Home Savings from and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, costs and expenses of every kind and nature, including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith, whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by Home Savings:

                  (i) in connection with or which arise out of or result from or are based upon (A) FNB's operations or business transactions or its relationship with any of its employees, or (B) FNB's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

                  (ii) in connection with or which arise out of or result from or are based upon of any fact, condition or circumstance that constitutes a breach by FNB of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of FNB to perform any of its covenants, agreements or obligations under or in connection with this Agreement; and,

                  (iii) in connection with or which arise out of or result from or are based upon any information provided by it which is included in the Proxy Statement/Prospectus and which information causes the Proxy Statement/Prospectus at the time of its mailing to Home Savings' shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

         9.2  PROCEDURE FOR CLAIMING INDEMNIFICATION.

         (A) BY FNB. If any matter subject to indemnification hereunder arises in the form of a claim against FNB, its successors and assigns (collectively, "Indemnitee") (herein referred to as a "Third Party Claim"), the applicable Indemnitee promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to Home Savings. Within 15 days of such notice, Home Savings either (i) shall pay the Third Party Claim either in full or upon agreed compromise or (ii) shall notify the applicable Indemnitee and FNB that Home Savings disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by Home Savings and the cost of such defense shall be borne by Home Savings except that the applicable Indemnitee shall have the right to participate in such defense at its own expense and provided that Home Savings shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind upon any of the parties comprising Indemnitee hereunder. FNB agrees that it shall cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the Third Party Claim available to Home Savings without charge therefor except for out-of-pocket expenses. If Home Savings fails to take action within 15 days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, the parties comprising Indemnitee shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. Each of the parties comprising Indemnitee also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by Home Savings.

         (B) BY HOME SAVINGS. If any matter subject to indemnification hereunder arises in the form of a claim against Home Savings or its successors and assigns (herein referred to as a "Third Party Claim"), Home Savings promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to FNB. Within 15 days of such notice, FNB either (i) shall pay the Third Party Claim either in full or upon agreed compromise or (ii) shall notify Home Savings that FNB disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by FNB and the cost of such defense shall be borne by FNB except that Home Savings shall have the right to participate in such defense at its own expense and provided that FNB shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind upon Home Savings. Home Savings agrees that it shall cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the Third Party Claim available to FNB without charge therefor except for out-of-pocket expenses. If FNB fails to take action within 15 days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, Home Savings shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. Home Savings also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by FNB.

                       ARTICLE X. MISCELLANEOUS PROVISIONS

         10.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, INDEMNIFICATION AND OTHER AGREEMENTS.

         (A) REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS. None of the representations, warranties or agreements herein shall survive the effectiveness of the Merger, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise; provided, however, that the parties' agreements contained in Section 6.6. above, FNB's covenants contained in Article V above, and FNB's representation and warranty contained in Section 3.2 above, shall survive the effectiveness of the Merger.

         (B) INDEMNIFICATION. The parties' indemnification agreements and obligations pursuant to Section 9.1 above shall become effective only in the event this Agreement is terminated, and neither of the parties shall have any obligations under Section 9.1 in the event of or following consummation of the Merger.

         10.2 WAIVER. Any term or condition of this Agreement may be waived (except as to matters of regulatory approvals and approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof, provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party or as provided in Sections 8.2(a) and 8.2(b) above, or be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand full and complete compliance with such terms.

         10.3 AMENDMENT. This Agreement may be amended, modified or supplemented at anytime or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of Home Savings, by an agreement in writing approved by a majority of the Boards of Directors of FNB and Home Savings executed in the same manner as this Agreement; provided however, that, except with the further approval of Home Savings' shareholders of that change or as otherwise provided herein, following approval of this Agreement by Home Savings' shareholders, no change may be made in the Cash Factor or the Exchange Ratio.

         10.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, or mailed by certified mail, return receipt requested, postage prepaid, and addressed as follows:

         (a)  If to Home Savings, to:

                  Home Savings Bank of Siler City, Inc., SSB

                  300 East Raleigh Street
                  Siler City, North Carolina 27344
                  Attention: Edwin E. Bridges, President

                  With copy to:

                  Moore & Van Allen, L.L.P.
                  One Hanover Square, Suite 1700
                  Raleigh, North Carolina 27611
                  Attention: Anthony Gaeta, Jr.




         (b)  If to FNB or First National, to:

                  FNB Corp.
                  Post Office Box 1328 (27204)
                  101 Sunset Avenue
                  Asheboro, North Carolina 27203
                  Attention:  Mr. Michael C. Miller, President

                  With copy to:

                  Schell Bray Aycock Abel & Livingston P.L.L.C.
                  230 North Elm Street
                  1500 Renaissance Plaza
                  Greensboro, North Carolina 27420
                  Attention: Kenneth N. Shelton

         10.5 FURTHER ASSURANCE. Home Savings and FNB each agree to furnish to the other such further assurances with respect to the matters contemplated herein and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other party may reasonably request.

         10.6 HEADINGS AND CAPTIONS. Headings and captions of the sections and Sections of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

         10.7 ENTIRE AGREEMENT. This Agreement (including all schedules and exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

         10.8 SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, Section, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

         10.9 ASSIGNMENT. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties hereto.

         10.10 COUNTERPARTS. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

         10.11 GOVERNING LAW. This Agreement is made in and shall be construed and enforced in accordance with the laws of North Carolina.

         10.12 INSPECTION. Any right of FNB hereunder to investigate or inspect the assets, books, records, files and other information of Home Savings in no way shall establish any presumption that FNB should have conducted any investigation or that such right has been exercised by FNB, its agents, representatives or others. Any investigations or inspections that have been made by FNB or its agents, representatives or others prior to the Closing Date shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of Home Savings in this Agreement.



                          [Continued on Following Page]

         IN WITNESS WHEREOF, Home Savings and FNB each has caused this Agreement to be executed in its name by its duly authorized officers and its corporate seal to be affixed hereto as of the date first above written.

                                HOME SAVINGS BANK OF SILER CITY, INC., SSB
ATTEST:


/s/ Jack L. Tanner              By: /s/ Edwin E. Bridges
Secretary                               Edwin E. Bridges, President

[CORPORATE SEAL]

                                FNB CORP.
ATTEST:


Jerry A. Little                 By: /s/ Michael C. Miller
Secretary                           Michael C. Miller, President

[CORPORATE SEAL]


                                FIRST NATIONAL BANK AND TRUST COMPANY
ATTEST:


Jerry A. Little                 By: /s/ Michael C. Miller
Secretary                           Michael C. Miller, President

[CORPORATE SEAL]

                       SCHEDULES TO AGREEMENT AND PLAN OF
                            REORGANIZATION AND MERGER


                  SCHEDULE                          DESCRIPTION

                  A                       Plan of Merger

                  B                       Form of Affiliate's Letter

                  C                       Form of Employment Agreement

                  D                       Form of Legal Opinion of Counsel
                                               for FNB

                  E                       Form of Legal Opinion of Counsel
                                               for Home Savings

                                   SCHEDULE A
               to Agreement and Plan of Reorganization and Merger
                              dated ______ __, 1997


                                 PLAN OF MERGER
                                       OF
                   HOME SAVINGS BANK OF SILER CITY, INC., SSB
                                  WITH AND INTO
                      FIRST NATIONAL BANK AND TRUST COMPANY


         A. Names of Merging Corporations. The names of the corporations proposed to be merged are Home Savings Bank of Siler City, Inc., SSB, a North Carolina savings bank ("Home Savings"), and First National Bank and Trust Company, a national banking corporation ("First National") and wholly owned subsidiary of FNB Corp., a North Carolina corporation ("FNB").

         B. Nature of Transaction. Subject to the provisions of this Plan of Merger, Home Savings shall be merged into and with First National (the "Merger") with the effect provided in the North Carolina Business Corporation Act and the National Bank Act.

         C. Name of Surviving Corporation. First National shall be the surviving corporation in the Merger and shall exist under the name "First National Bank and Trust Company."

         D.  Terms and Conditions of the Merger.

                  1. The Merger shall be effected pursuant to the terms and conditions of this Plan of Merger and of the Agreement and Plan of Reorganization and Merger dated as of June __, 1997, by and among FNB, Home Savings and First National (the "Agreement"). As provided herein and in the Agreement, except insofar as the same may be continued by law and except as continued in and merged into First National, at the effective time of the Merger (the "Effective Time") the separate corporate existence of Home Savings shall cease and the corporate existence of First National shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger.

                  2. At the Effective Time and by reason of the Merger, and in accordance with applicable law, all of Home Savings' property, assets and rights of every kind and character (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and all and every other interest of or belonging to or due to Home Savings, whether tangible or intangible) shall be transferred to and vest in First National, and First National shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature (including all trust and fiduciary properties, powers and rights) of Home Savings, all without any conveyance, assignment or further act or deed; and, First

         National shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description (including duties as trustee or fiduciary) of Home Savings as of the Effective Time.

                  3. The Articles of Association and Bylaws of First National in effect at the Effective Time shall be the Articles of Association and Bylaws of First National as the surviving corporation in the Merger and shall continue in full force and effect following the Effective Time, until amended in accordance with applicable laws. The officers and directors of First National at the Effective Time shall continue to hold such offices and positions until removed as provided by law or until the election or appointment of their respective successors.

         E.  Conversion and Exchange of Shares.

                  1. Except as otherwise provided herein, at the Effective Time, all rights of Home Savings's shareholders with respect to all then outstanding shares of the common stock of Home Savings, par value $1.00 ("Home Savings Stock") shall cease to exist, and the holders of Home Savings Stock shall cease to be, and shall have no further rights as, shareholders of Home Savings. At the Effective Time, each such outstanding share of Home Savings Stock (except for shares held, other than in a fiduciary capacity, by Home Savings, FNB or any of their subsidiaries, which shall be canceled in the Merger) shall be converted, without any action on the part of the holder of such shares (other than the making of an election as described in Section E.4 below) into (i) a number of shares of the common stock of FNB, par value $2.50 (the "FNB Stock"), equal to (x) $15.50 (the "Cash Factor") divided by (y) the Average Closing Price (as defined below) of FNB Stock (such number of shares, the "Exchange Ratio"), (ii) the right to receive cash in an amount equal to the Cash Factor per share of Home Savings Stock, or (iii) a combination of shares of FNB Stock and the right to receive cash as provided in Sections E.4 through E.6 below. For purposes hereof, "Average Closing Price" shall mean the average "Closing Price" of FNB Stock over the period of twenty (20) consecutive trading days ending on the trading day that is three trading days prior to the date on which the closing of the Merger takes place, and "Closing Price" shall mean the sum of the reported closing "bid" price and seventy-five (75%) of the spread between the reported closing "bid" and "ask" price of FNB Stock on the National Association of Securities Dealers Automated Quotations Inc. ("NASDAQ") National Market each day during such twenty (20) day period. Except as otherwise provided herein, the form of consideration into which each individual shareholder's shares of Home Savings Stock will be converted will be determined in the manner described in Sections E.4 through E.6 below. Notwithstanding anything contained herein to the contrary, if during the period commencing on the date of this Agreement and ending at the Effective Time, Home Savings declares or pays cash dividends in an aggregate amount in excess of $.30 per share ($.40 per share if the Effective Time is after the record date for FNB's regularly scheduled dividend for the first calendar quarter of 1998) or makes any other distributions on Home Savings Stock (collectively, the

         "Excess Cash Distributions"), then, for purposes of this Agreement, the Cash Factor shall be reduced by the per share amount of any such Excess Cash Distributions, and the Exchange Ratio shall be reduced accordingly.

                  2. Each share of FNB Stock, issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and shall not be affected by the Merger.

                  3. Each share of capital stock of First National issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and shall not be affected by the Merger.

                  4. Subject to Sections E.5 and E.6 below, each shareholder of Home Savings may, by written notice to FNB in the manner described below, elect individually the form of consideration into which all such shareholder's shares of Home Savings Stock will be converted at the Effective Time as provided in Section E.1 above. Within ten days following approval of this Agreement and the Plan of Merger by the shareholders of Home Savings at a special meeting of its shareholders to be duly called and held for the purpose of Home Savings' shareholders voting on the approval of the Merger and the ratification and adoption of the Agreement (the "Shareholders' Meeting"), Home Savings will mail written instructions to each of its shareholders regarding the making of an election, for the conversion of their respective shares, together with a notice (a "Notice of Election"), which each shareholder shall be required to use for purposes of making such election. Each shareholder may elect to receive one of the following forms of consideration: (i) cash at the rate of the Cash Factor per share of Home Savings Stock; (ii) shares of FNB Stock at the rate of the Exchange Ratio per share of Home Savings Stock; or (iii) a combination of cash and shares of FNB Stock at such respective rates based on increments of five percent (5%) (for example, 85% shares of FNB Stock and 15% cash, or 50% shares of FNB Stock and 50% cash). The instructions of Home Savings shall specify a date by which a shareholder's election must be made (the "Election Date," which shall be set by FNB, but in no event to be less than fifteen (15) or more than thirty (30) days following the date that the above instructions and form are first distributed to the shareholders of Home Savings). The above instructions and Notice of Election distributed to the shareholders of Home Savings shall be provided by and in a form satisfactory to FNB. In order to make an effective election, a Home Savings shareholder must deliver to FNB a properly completed Notice of Election on or before the close of its business on the Election Date and in accordance with FNB's instructions. Any shareholder who does not make an election or whose Notice of Election is not timely received by FNB or otherwise is not made in accordance with FNB's instructions (including any shareholder who has exercised Dissenters' Rights as defined in Section F hereof) will be deemed to have elected that sixty percent (60%) of such shareholder's shares of Home Savings Stock be converted into FNB Stock at the rate of the Exchange Ratio per share of Home Savings

         Stock and that the remaining forty percent (40%) be converted into the right to receive cash at the rate of the Cash Factor per share of Home Savings Stock.

                  5. Notwithstanding anything contained herein to the contrary, in no event shall shares of FNB Stock be issued in the Merger for more than sixty percent (60%) or less than fifty percent 50% of the total outstanding shares of Home Savings Stock. Depending on the elections or deemed elections of Home Savings' shareholders, and subject to Section
         E.6 below, shares of FNB Stock to be issued in the Merger may be prorated as follows:

                           (a) In the event that, immediately prior to the Effective Time, the aggregate number of shares of Home Savings Stock to be converted into shares of FNB Stock in the Merger pursuant to elections or deemed elections by shareholders of Home Savings immediately prior to the Effective Time is more than sixty percent (60%) of the total outstanding shares of Home Savings Stock, then, with respect to those shareholders of Home Savings who, immediately prior to the Effective Time, have elected or are deemed to have elected to have all or part of their shares of Home Savings Stock converted into FNB Stock, FNB will reduce on a pro rata basis the number of shares of Home Savings Stock to be converted into shares of FNB Stock such that the aggregate number of shares of Home Savings Stock to be converted into FNB Stock in the Merger is not more than sixty percent (60%) of the total outstanding shares of Home Savings Stock; and, the number of remaining shares of Home Savings Stock held by each such shareholder will be converted into the right to receive cash at the rate of the Cash Factor per share of Home Savings Stock.

                           (b) In the event that, immediately prior to the Effective Time, the difference between (A) the aggregate number of shares of Home Savings Stock to be converted into shares of FNB Stock in the Merger pursuant to elections or deemed elections by shareholders of Home Savings immediately prior to the Effective Time and (B) the aggregate number of shares of Home Savings Stock to be converted into FNB Stock pursuant to elections or deemed elections by shareholders who have exercised Dissenters' Rights (as provided in Section F) or have voted against approval of this Agreement and Plan of Merger at the Shareholders' Meeting is less than fifty percent (50%) of the total outstanding shares of Home Savings Stock, then, with respect to those shareholders of Home Savings who, immediately prior to the Effective Time, have elected or are deemed to have elected to have all or part of their shares of Home Savings Stock converted into the right to receive cash, FNB will reduce on a pro rata basis the number of shares of Home Savings Stock to be converted into the right to receive cash such that the difference between (A) and (B) above is not less than fifty percent (50%) of the total outstanding shares of Home Savings Stock; and, the number of remaining shares of Home Savings Stock held by each such shareholder will be converted into shares of FNB Stock at the rate of the Exchange Ratio per share of Home Savings Stock.

                  6. Notwithstanding the provisions of Sections E.4 and E.5 above, if, upon conclusion of the Shareholders' Meeting, holders in excess of ten percent (10%) of Home Savings Stock have exercised Dissenters' Rights (as provided in Section F hereof) or have voted their shares of Home Savings Stock against approval of this Agreement and Plan of Merger at the Shareholders' Meeting, then the provisions of Sections E.4 and E.5 above shall not apply and sixty percent (60%) of the outstanding shares of Home Savings Stock held as of the Effective Time by each shareholder of Home Savings (except for shares held, other than in a fiduciary capacity, by Home Savings, FNB or any of their subsidiaries, which shall be canceled in the Merger) shall be converted as of the Effective Time, without any action on the part of the holder of such shares, into a number of shares of FNB Stock equal to the Exchange Ratio and forty percent (40%) of the outstanding shares of Home Savings Stock held as of the Effective Time by each shareholder of Home Savings shall be converted into the right to receive cash in an amount equal to the Cash Factor per share of Home Savings Stock.

                  7. Following the Effective Time, certificates representing shares of Home Savings Stock outstanding at the Effective Time (herein sometimes referred to as "Home Savings Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, (i) the form of consideration into which each individual shareholder's shares of Home Savings Stock have been converted as determined in the manner described in Sections E.4 through E.6 above or
         (ii) in the case of shareholders who properly exercise Dissenters' Rights, the consideration provided in Section F below and by applicable law. At the Effective Time, FNB shall issue and deliver, or cause to be issued and delivered, to First National, in its capacity as the transfer agent of FNB Stock (the "Transfer Agent"), cash and certificates representing whole shares of FNB Stock into which outstanding shares of Home Savings Stock have been converted as provided above. As promptly as practicable following the Effective Time, FNB shall send or cause to be sent to each former shareholder of record of Home Savings immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Home Savings Certificates to the Transfer Agent. Upon the proper surrender and delivery to the Transfer Agent (in accordance with FNB's instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Home Savings of such shareholder's Home Savings Certificate(s), and in exchange therefor, the Transfer Agent shall as soon as practicable, (i) in the case of a shareholder whose Home Savings Stock, or a portion thereof, has been converted into FNB Stock, issue, register and deliver to such shareholder a certificate evidencing the number of shares of FNB Stock to which such shareholder is entitled pursuant to Sections E.4 through
         E.6 above, and/or (ii) in the case of a shareholder whose Home Savings Stock, or a portion thereof, has been converted into the right to receive cash, issue and deliver to such shareholder a check in the amount of cash to which the shareholder is entitled pursuant to Sections E.4 through E.6 above. Following the Effective Time, there shall be no further transfers of Home Savings Stock on the stock transfer books of Home Savings or the registration of any transfer of a Home Savings Certificate by any holder thereof, and the surrender of each Home Savings Certificate as provided herein must be made by or on behalf of its holder of record at the Effective Time.

                  8. No scrip or certificates representing fractional shares of FNB Stock will be issued to any former shareholder of Home Savings, and, except as provided below, no such shareholder will have any right to vote or receive any dividend or other distribution on, or any other right with respect to, any fraction of a share of FNB Stock resulting from the above exchange. In the event the exchange of shares results in the creation of fractional shares, in lieu of the issuance of fractional shares of FNB Stock, FNB will deliver cash to the Transfer Agent in an amount equal to the aggregate of all fractional shares multiplied by the Average Closing Price, and, in such event, the Transfer Agent shall divide such cash among and remit it (without interest) to the former shareholders of Home Savings in accordance with their respective interests.

                  9. Subject to Section E.10 below, no FNB Stock certificate or cash shall be delivered to any former shareholder of Home Savings unless and until such shareholder shall have properly surrendered to the Transfer Agent the Home Savings Certificate(s) formerly representing his or her shares of Home Savings Stock, together with a properly completed Transmittal Letter in such form as shall be provided to the shareholder by FNB for that purpose. Further, until such Home Savings Certificate(s) are so surrendered, no dividend or other distribution payable to holders of record of FNB Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Home Savings Certificate(s). However, subject to prior escheatment under applicable law, upon the proper surrender of such Home Savings Certificate(s), the Transfer Agent shall pay to the registered holder of the shares of FNB Stock represented by such Home Savings Certificate(s) the amount of any such cash, dividends or distributions which have accrued but remain unpaid with respect to such shares. Neither FNB, Home Savings nor the Transfer Agent shall have any obligation to pay any interest on any such cash, dividends or distributions for any period prior to such payment.

                  10. Any shareholder of Home Savings whose certificate evidencing shares of Home Savings Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of FNB Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Transfer Agent or FNB (including without limitation a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory to the Transfer Agent and FNB).

         F. Dissenters' Rights. Any shareholder of Home Savings who properly exercises his right of dissent and appraisal ("Dissenters' Rights") with respect to the Merger as provided in Article 13 of the North Carolina Business Corporation Act ("Article 13") or Section 215a of the National Bank Act ("Section 215a") shall be entitled to receive payment in cash of the "fair value" (as defined in Article 13) or "value" (as described in Section 215a) of his or her shares of Home Savings Stock in the manner and pursuant to the procedures provided in Article 13 and Section 215a, respectively. Until the "fair value" or "value" of the shares of Home Savings Stock held by any dissenting shareholder is determined and paid pursuant to
Article 13 and Section 215a, respectively, however, such shares shall be converted into FNB Stock and the right to receive cash in accordance with such shareholder's election or deemed election and in the manner provided in Sections
E.4 through E.6 above.

         G. Abandonment. This Plan of Merger may be terminated and the Merger may be abandoned at any time prior to the Effective Time upon termination of the Agreement as provided therein.

         H. Effectiveness. This Plan of Merger shall be effective upon the later to occur of (i) the receipt of a certificate of approval from the Office of the Comptroller of the Currency and (ii) the filing of Articles of Merger with respect hereto with the North Carolina Secretary of State.

                                   SCHEDULE B
               to Agreement and Plan of Reorganization and Merger
                               dated ____ __, 1997


                               Affiliate's Letter
                             ____________ ___, 1997


FNB Corp.
101 Sunset Avenue
Asheboro, North Carolina 27203

Dear Sirs:

         Pursuant to the terms of that certain Agreement and Plan of Reorganization and Merger dated ________ ___, 1997 (the "Agreement") by and among FNB Corp., a North Carolina corporation ("FNB"), First National Bank and Trust Company, a national banking association ("First National"), and Home Savings Bank of Siler City, Inc., SSB ("Home Savings"), Home Savings will be merged into and with First National (the "Merger") and outstanding shares of the common stock of Home Savings ("Savings Bank Stock") will be converted into newly issued shares of FNB's common stock, par value $2.50 ("FNB Stock"), and/or the right to receive cash, as determined by the Agreement.

         Based upon the list of persons submitted by Home Savings and approved by FNB, the undersigned "Affiliate" is considered an "affiliate" of Home Savings as that term is defined and used for purposes of Rule 145 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As required by the Agreement, this Affiliates' Agreement is being delivered to FNB in connection with and as a condition of its execution and delivery of the Agreement.

         The undersigned (jointly and severally if more than one) hereby represents and warrants to FNB as follows:

         A. The names of all "Persons," if any, having a relationship to the Affiliate as described under the definition of "Person" attached as Exhibit A hereto and who may receive shares of the FNB Stock in connection with the Merger (the Affiliate's "Related Persons") are listed on the signature page hereto and also have signed this letter agreement;

         B. The Affiliate and each of the Related Persons, if any, have carefully read this letter and have discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of FNB Stock to be received by them in connection with the Merger, to the extent they deem necessary, with their own legal counsel; As an inducement for First National and FNB to enter into the Agreement and to consummate the Merger and for FNB to issue the FNB Stock as provided in the Agreement, the undersigned

(jointly and severally if more than one) hereby covenants and agrees with First National and FNB as follows:

                  1. The Affiliate and each of the Related Persons, if any, have been informed that, since at the time the Plan of Merger (as defined in the Agreement) is to be submitted to a vote of Home Savings' shareholders the Affiliate and each such Related Person will be considered to be an "affiliate" of Home Savings, any resale by the Affiliate or a Related Person of any such FNB Stock would require either (i) the registration under the Act of the FNB Stock to be sold,
         (ii) compliance by the Affiliate or such Related Person with the requirements of Rule 145(d) promulgated under the Act, or (iii) the availability of another exemption from the registration requirements of the Act;

                  2. Neither the Affiliate nor any of the Related Persons, if any, (i) will make any sale, transfer or other disposition of FNB Stock during the 60 days prior to the date of the Merger, or, (ii) following the effective date of the Merger, will make any sale, transfer or other disposition of FNB Stock acquired by them in connection with the Merger except in compliance with the requirements of the Act and the rules and regulations of the Commission (including Rule 145) promulgated thereunder;

                  3. Notwithstanding compliance with the requirements of the Act, neither the Affiliate nor any of the Related Persons, if any, shall make any sale, transfer or other disposition of the FNB Stock acquired by them in connection with the Merger until such time as consolidated financial statements covering FNB's operations for a period of at least thirty (30) days following the Merger either have been (i) filed with the Commission in a Quarterly Report on Form 10-Q,
         (ii) sent to the shareholders of FNB, or (iii) published in newspapers of general circulation in accordance with FNB's normal practices for releasing financial information to the general public;

                  4. The Affiliate and each of the Related Persons, if any, understands and agrees that FNB is under no obligation to register the sale, transfer or other disposition of the FNB Stock for them or on their behalf or to take any other action necessary in order to render available an exemption from the registration requirements of the Act. Therefore, they may be compelled to hold such shares for a period of at least two years after which such shares may be sold, transferred, or otherwise disposed of without restriction, provided that at the time of any such sale, transfer or other disposition, they are not considered to be "affiliates" of FNB. However, for the period that the sale, transfer or other disposition of such shares is so restricted, it is understood and agreed that FNB will file on a timely basis with the Commission all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder; and,

                  5. FNB may place stock transfer restrictions on the shares of FNB Stock held by the Affiliate and each of the Related Persons, if any, which are subject to this Agreement, and there will be placed on the certificates evidencing such shares, and any substitutions therefor, a legend stating in substance as follows:

                  "The shares represented by this certificate were issued pursuant to a business combination which was accounted for as a "pooling-of-interests" and may not be sold, nor may the owner hereof reduce the owner's risks relative hereto in any way, until FNB Corp. ("FNB") has published the financial results covering at least thirty (30) days of combined operations after ________ __, 1997. In addition, the shares represented by this certificate may not be sold, transferred, or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of FNB) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of FNB) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for FNB that such sale or transfer is otherwise exempt from the registration requirements of such Act."

         The legend stated above may be removed from the certificates evidencing the FNB Stock to which this letter agreement applies by the delivery of new certificates without such legend in substitution therefor if the holder thereof delivers to FNB an opinion of legal counsel acceptable to FNB, and in form and substance acceptable to FNB, to the effect that the restrictions described above are no longer applicable to such person and that such legend is not or is no longer required for purposes of the Act.

                                    Yours very truly,

                                    By:___________________________(Seal)


                                    "Related Persons", if any:

                                    ______________________________(Seal)


                                    ______________________________(Seal)


                                    ______________________________(Seal)


                                    ______________________________(Seal)

                                    EXHIBIT A

         Rule 145 of the Securities Act of 1933, as amended, incorporates by reference the definition of "person" set forth under Section (a)(2) of Rule 144, as follows:

         "(2) The term "person" when used with reference to a person for whose account securities are to be sold in reliance upon this rule includes, in addition to such person, all of the following persons:

                  (A) Any relative or spouse of such person, or any relative of such spouse, any of whom has the same home as such person;

                  (B) Any trust or estate in which such person or any of the persons specified in (A) collectively own ten percent (10%) or more of the total beneficial interest or of which any of such persons serve as trustee, executor or in any similar capacity; and,

                  (C) Any corporation or other organization (other than the issuer) in which such person or any of the persons specified in (A) are the beneficial owners collectively of ten percent (10%) or more of any class of equity securities or ten percent (10%) or more of the equity interest."

                                   SCHEDULE C
               to Agreement and Plan of Reorganization and Merger
                              dated ______ __, 1997


                     EMPLOYMENT AND NONCOMPETITION AGREEMENT

         THIS EMPLOYMENT AND NONCOMPETITION AGREEMENT (this "Agreement") made and entered into as of the ____ day of ______, 199__, by and between FIRST NATIONAL BANK AND TRUST COMPANY, a national banking corporation with its principal office and place of business located in Asheboro, North Carolina (the "Bank") and EDWIN E. BRIDGES (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Bank desires to employ the Employee, the Employee desires to accept employment with the Bank, and each desires to enter into an agreement embodying the terms of such employment;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

         1. Employment. The Bank hereby employs the Employee, and the Employee hereby accepts employment with the Bank, for the term set forth in Section 2 below, in the position and with the duties and responsibilities set forth in
Section 3 below, and upon the other terms and conditions hereinafter stated.

         2. Term. The term of this Agreement shall commence as of the date hereof and, unless otherwise terminated as hereinafter provided, shall continue for an initial term of five years and shall automatically be extended each anniversary date of this Agreement for an additional one year period unless the Bank notifies Employee of its decision not to allow such annual renewal upon written notice given not less than 90 days prior to such anniversary date.

         3. Position and Responsibilities. The Employee shall serve as the Bank's Area Manager for Siler City and, in such capacity, shall at all times report to, and his activities shall at all times be subject to the direction and control of, the principal executive officer of the Bank or his designee. The Employee agrees to devote substantially all of his business time, attention and services to discharge faithfully and diligently his duties and responsibilities under this Agreement and to use his best efforts for both the successful operation of the Bank's business and the successful implementation of the policies established by the Bank or its parent, FNB Corp.
("FNB").

         4. Compensation: Salary and Other Benefits. During the term of this Agreement, and with respect to Section 4(b) below thereafter, the Bank shall pay to the Employee the following compensation:

                  (a) Salary. In consideration of the services to be rendered by the Employee to the Bank and the Employee's covenants hereunder, the Bank shall pay to the Employee a base salary at the rate of $99,000 per annum (such salary as it may be increased from time to time being hereinafter referred to as the "Base Salary"). The Employee shall receive from the Bank a formal review of Employee's performance at least as frequently as annually, and Employee may be considered for merit increases to his Base Salary in accordance with the Bank's policies and practices for employee compensation as established or modified from time to time. Except as may otherwise be agreed, the Base Salary shall be payable in accordance with the Bank's policies and practices for employee compensation as established or modified from time to time; provided that the Base Salary shall be payable not less frequently than monthly. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes.

                  (b) Health Insurance. The Bank or FNB shall provide or pay the premiums for continued health insurance coverage for the Employee for the remainder of his natural life, the extent of such health insurance coverage to be at least equivalent with that provided by the Bank to its active, full-time employees generally; provided that, this obligation to provide health insurance coverage to the Employee may be partially or wholly fulfilled by any Medicare, employer or similar coverage for which the Employee becomes eligible in the future to the extent of any coverage provided thereby at no cost to Employee. The Bank's obligation to provide health insurance coverage to the Employee pursuant to this Section 4(b) shall survive the termination of the Employee's employment under this Agreement other than a termination pursuant to Section 5(a) or Section 5(c) hereof; provided, however, that such obligation to provide health insurance coverage to the Employee will cease if the Employee, at any time, whether or not within the term of this Agreement, takes any of the actions described in Section 7(a) hereof, with the geographical limitation for purposes of this Section 4(b) being North Carolina and its contiguous states rather than the geographical limitation contained in that Section 7(a).

         (c) Club Membership. The Bank shall pay up to $1500 annually of the membership fees necessary for Employee to maintain the status of an active member of the Siler City Country Club.

                  (d) Vacation. The Employee shall be entitled to such vacation and other leave as may be provided by the Bank or FNB to their employees in similar positions generally; provided, however, that, to the extent that the amount of vacation and other leave to which the Employee is entitled is related to the Employee's years of service to the Bank or FNB, the Employee shall be given credit for each full year of his employment with Home Savings Bank of Siler City, Inc., SSB as if he had been employed by the Bank or FNB for such years.

                  (e) Other Benefits. The Employee will be entitled to participate, in accordance with the provisions thereof, in any disability and life insurance and other employee benefit plans and programs made available by the Bank or FNB to their employees generally.

                  (f) Travel Expenses. The Bank shall reimburse the Employee for any reasonable out-of-pocket travel expenses incurred by the Employee in the ordinary course of performing his duties for the Bank upon presentation by the Employee, from time to time, of appropriate documentation therefor in accordance with the Bank's policies and practices as established or modified from time to time.

         5. Termination. The Employee's term of employment under this Agreement may be terminated before the end of the initial term or any extension thereof as follows:

         (a) Death. In the event of the death of the Employee during his employment under this Agreement, this Agreement shall be deemed terminated as of the date of death. In such event, the Bank shall pay the Employee's Base Salary, at the rate in effect at the time of his death, through the last day of the calendar month in which such death occurs to the Employee's designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Employee. Any rights and benefits the Employee's estate or any other person may have under employee benefit plans and programs of the Bank in the event of the Employee's death shall be determined in accordance with the terms of such plans and programs.

         (b) Long-Term Disability. If the Employee suffers any disability while employed under this Agreement that prevents him from performing his duties under this Agreement for a period of 30 consecutive days, then, unless otherwise then agreed in writing by the parties hereto, the employment of the Employee under this Agreement shall be deemed terminated effective as of the thirtieth day. Upon termination of the Employee's employment by reason of disability under this
Section 5(b), the Employee shall be entitled to receive his Base Salary, at the rate in effect on the date of such termination, less any disability insurance payments paid to the Employee on a policy maintained for the benefit of the Employee by the Bank or FNB through the end of the term of this Agreement. Any rights and benefits the Employee may have under employee benefit plans and programs of the Bank generally in the event of the Employee's disability shall be determined in accordance with the terms of such plans and programs, except that Employee's right to continued health insurance coverage shall be governed by Section 4(b) hereof.

         For purposes of this Agreement, "disability" shall mean the inability, by reason of bodily injury or physical or mental disease, or any combination thereof, of the Employee to perform his customary or other comparable duties with the Bank. In the event that the Employee and the Bank are unable to agree as to whether the Employee is suffering a disability, the Employee and the Bank shall each select a physician and the two physicians so chosen shall make the determination or, if they are unable to agree, they shall select a third physician, and the determination as to whether the Employee is suffering a disability shall be based upon the determination of a majority of the three physicians. The Bank shall pay the reasonable fees and expenses of all physicians selected pursuant to this Section 5(b).

         (c) Termination for Cause. Nothing herein shall prevent the Bank from terminating the Employee's employment at any time for Cause (as hereinafter defined). Upon termination for Cause, the Employee shall receive his Base Salary only through the date that such termination becomes effective. Neither the Employee nor any other person shall be entitled to any further payments from the Bank, for salary or any other amounts. Any rights and benefits the Employee may have under employee benefit plans and programs of the Bank generally following a termination of the Employee's employment for Cause shall be determined in accordance with the terms of such plans and programs. For purposes of this Agreement, termination for Cause shall mean:

                  (i) a determination by the Bank, in good faith, that the Employee has (A) breached in any material respect any of the terms and conditions of this Agreement or (B) is engaging or has engaged in willful misconduct or conduct that is detrimental to the business prospects of the Bank or FNB or that has had or likely will have a material adverse effect on the Bank's or FNB's business or reputation.

                           Prior to any termination by the Bank of the Employee's employment for a breach, failure to perform or conduct described in this Section 5(c)(i), the Bank shall give to the Employee written notice that describes such breach, failure to perform or conduct and if during a period of five business days following such notice, the Employee cures or corrects the same to reasonable satisfaction of the Bank, then this Agreement shall remain in full force and effect. However, notwithstanding the above, if the Bank has given written notice to the Employee of the same or a substantially similar breach, failure to perform or conduct that the Bank determines in good faith to be of substantially similar import, or if the Bank determines in good faith that the then current breach, failure to perform or conduct is not reasonably curable, then termination under this
                           Section 5(c)(i) shall be effective immediately, and the Employee shall have no right to cure such breach, failure to perform or conduct;

                  (ii) the violation by the Employee of any applicable federal or state law, or any applicable rule, regulation, order or statement of policy promulgated by any governmental agency or authority having jurisdiction over the Bank or FNB (a "Regulatory Authority," including without limitation the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Office of the Comptroller of the Currency, the North Carolina Commissioner of Banks or any other banking regulator), which results from the Employee's gross negligence, willful misconduct or intentional disregard of such law, rule, regulation, order or policy statement and results in any substantial damage, monetary, reputation or otherwise, to the Bank or FNB;

                  (iii) the commission in the course of the Employee's employment with the Bank of an act of fraud, embezzlement, theft or proven personal dishonesty (whether or not resulting in criminal prosecution or conviction);

                  (iv) the conviction of the Employee of any felony or any criminal offense, or a plea of no contest entered by the Employee to a charge of a felony or any criminal offense, involving dishonesty or breach of trust, or the occurrence of any event described in Section 19 of the Federal Deposit Insurance Act or any other event or circumstance that disqualifies the Employee from serving as an employee of, or a party affiliated with, the Bank or FNB;

                  (v) the Employee becomes unacceptable to, or is removed, suspended or prohibited from participating in the conduct of the Bank's affairs (or if proceedings for that purpose are commenced) by any Regulatory Authority; or

                  (vi) the occurrence of any event believed by the Bank, in good faith, to have resulted in the Employee being excluded from coverage, or having coverage limited as to the Employee as compared to other covered employees, under the Bank's then current "blanket bond" or other fidelity bond or insurance policy covering its directors, officers or employees.

         (d) Termination Other Than For Cause. The Bank may terminate the Employee's employment under this Agreement at any time upon 90 days written notice to the Employee for whatever reason it deems appropriate, or for no reason. In the event such termination by the Bank occurs and is not due to death as provided in Section 5(a) above or for Cause as provided in Section 5(c) above, the Bank agrees to continue the Employee's Base Salary, at the rate in effect at the time of such termination through the end of the term hereof. Such salary continuation shall be subject to all applicable federal and state withholding taxes. Any rights and benefits the Employee may have under employee benefit plans and programs of the Bank generally following a termination of the Employee's employment other than for Cause shall be determined in accordance with the terms of such plans and programs, except that Employee's right to continued health insurance coverage shall be governed by Section 4(b) hereof. In the event of a termination pursuant to this Section 5(d), FNB shall, upon such termination and at its election, either (i) cause the full vesting of any unvested options and awards of Employee under the Home Savings Bank of Siler City, Inc., SSB 1995 Incentive Stock Option Plan ( the "ISO Plan") and the Home Savings Bank of Siler City, Inc., SSB 1995 Management Recognition Plan (the "MR Plan"), respectively, as assumed by FNB as of the effective time of the merger of Home Savings Bank of Siler City, Inc., SSB into the Bank or (ii) provide the Employee the economic equivalent of any unvested portion of such options under the ISO Plan and such awards under the MR Plan.

         (e) At the Employee's Option. The Employee may terminate his employment at any time upon at least 60 days advance written notice to the Bank; provided, however, that the Bank, in its discretion, may cause such termination to be effective at any time during such notice period.

In the event of such a voluntary termination of employment, the Employee will be entitled to receive only any earned but unpaid Base Salary through the date on which the Employee's termination becomes effective; provided, however, that if at any time after two years from the date hereof, the Employee terminates this Agreement pursuant to this Section 5(e), the Employee may, by written notice to the Bank, elect to become a consultant to the Bank to perform such services as may be customarily performed by advisory directors to banks, savings and loan associations or other similar financial institutions and shall be entitled to receive for such services his Base Salary from the Bank until the expiration of three years from the date of such notice or until January 1, 2006, whichever is sooner, and shall continue to be entitled for such period to any rights and benefits the Employee may have under employee benefit plans and programs of the Bank as determined in accordance with the terms of such plans and programs, except that the Employee's right to continued health insurance coverage shall be governed by Section 4(b) hereof.

         (f) Notwithstanding anything in this Agreement to the contrary, if any payments and benefits provided for under this Section 5, either alone or together with any other payments and benefits that the Employee may have the right to receive, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), such payments and, if necessary, such benefits shall be reduced to the largest amounts as will result in no portion thereof being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reductions under the foregoing proviso shall be made by independent counsel to the Bank in consultation with the independent certified public accountants of the Bank.


         6. No Solicitation of Change in Control. The Employee hereby agrees that he will not solicit, counsel or encourage a change in control without the prior written approval of the Board of Directors of the Bank or FNB. A violation of this Section 6 shall be deemed to constitute a forfeiture by the Employee of all of his rights under Section 5(e) hereof.

         7.  Noncompetition Covenant; Nonsolicitation.

         (a) For a period commencing on the date hereof and continuing until (i) two years after the date of expiration of the term hereof or the date that any termination of the Employee's employment under this Agreement becomes effective or (ii) the last day of the period after the date that any termination of the Employee's employment under this Agreement becomes effective in which the Employee is entitled to receive any payments pursuant to Section 5 hereof, whichever is later, the Employee agrees that he will not, directly or indirectly:

                  (i) own any interest in, manage, operate, control, be employed by, render consulting or advisory services to, or participate in or be connected with the management or control of any business that is then engaged in the operation of a bank, savings and loan association or similar financial institution that conducts any of its operations within 50 miles of Siler City, North Carolina; provided, however, that Employer may, without violating this Agreement, own as a passive investment not in excess of two percent (2%) of the outstanding capital stock of any such business whose stock is publicly traded on the

         NASDAQ over-the-counter market, the New York Stock Exchange or the American Stock Exchange;

                  (ii) influence or attempt to influence any customer of the Bank or FNB to discontinue its use of the Bank's or FNB's services or to divert such business to any other person, firm or corporation;

                  (iii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Bank or FNB and any of its respective customers, suppliers, principals, distributors, lessors or licensors; and

                  (iv) solicit any officer or employee of the Bank or FNB, whose base annual salary at the time of the Employee's termination was $20,000 or more, to work for any other person, firm or corporation.

        (b) It is the desire and intent of the parties that the provisions of
Section 7(a) shall be enforced to the fullest extent permitted under the laws and public policies of each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of Section 7(a) shall be adjudicated to be invalid or unenforceable, such adjudication shall apply only with respect to the operation of that portion in the particular jurisdiction in which such adjudication is made, and all other portions shall continue in full force and effect.

        (c) It is expressly agreed that the provisions and covenants in this
Section 7 shall not apply and shall be of no force or effect in the event that the Bank fails to honor its obligations hereunder.

        8. Confidentiality. The Employee hereby acknowledges and agrees that (i) in the course of his service as an employee of the Bank, he will gain substantial knowledge of and familiarity with the Bank's customers and its dealings with them, and other information concerning the business of the Bank and FNB, all of which constitute valuable assets and privileged information that is particularly sensitive due to the fiduciary responsibilities inherent in the banking business; and (ii) in order to protect the interest in and to assure the benefit of the business of the Bank and FNB, it is reasonable and necessary to place certain restrictions on the Employee's ability to disclose information about the business and customers of the Bank and FNB. For that purpose, and in consideration of the agreements contained herein, the Employee covenants and agrees as provided below.

        The Employee covenants and agrees that any and all data, figures, projections, estimates, lists, files, records, documents, manuals or other such materials or information (financial or otherwise) relating to the Bank or FNB and their business, regulatory examinations, financial results and condition, lending and deposit operations, customers (including lists of the customers and information regarding their accounts and business dealings with the Bank or
FNB), policies and procedures, computer systems and software, shareholders, employees, officers and directors (herein referred to as "Confidential Information") are proprietary to the Bank and FNB and are valuable, special and unique assets of the business to which the Employee will have access during his employment with the Bank. The Employee agrees that (i) all such Confidential Information shall be considered and kept as the confidential, private and privileged records and information of the Bank and FNB, and (ii) at all times during the term of his employment with the Bank and following the termination of his employment under this Agreement for any reason, and except as shall be required in the course of the performance by the Employee of his duties on behalf of the Bank or FNB or otherwise pursuant to the direct, written authorization of the Bank or FNB, the Employee will not: divulge any such Confidential Information to any other person, firm, corporation, bank, savings and loan association or similar financial institution; remove any such Confidential Information in written or other recorded form from the Bank's premises; or make any use of the Confidential Information for his own purposes or for the benefit of any person, firm, corporation, bank, savings and loan association or similar financial institution other than the Bank or FNB. However, following the termination of the Employee's employment with the Bank, this Section 8 shall not apply to any Confidential Information which then is in the public domain (provided that the Employee was not responsible, directly or indirectly, for permitting such Confidential Information to enter the public domain without the Bank's consent), or which is obtained by the Employee from a third party which or who is not obligated under an agreement of confidentiality with respect to such information.

        9. Remedies Upon Breach. The Employee agrees that any breach of this Agreement by him could cause irreparable damage to the Bank and that in the event of such breach the Bank shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of his obligations hereunder, without the necessity of posting a bond, plus the recovery of any and all costs and expenses incurred by the Bank, including reasonable attorneys' fees in connection with the enforcement of this Agreement, provided that the Bank shall have been successful on the merits or otherwise in any proceeding related to the enforcement thereof.

        10. Acknowledgments. The Employee hereby acknowledges that (i) the enforcement of the provisions of Section 7 hereof may potentially interfere with his ability to pursue a proper livelihood, (ii) the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the business, trade secrets and goodwill of the Bank, and (iii) the restrictions set forth in Sections 7 and 8 of this Agreement are reasonable as to time, scope and territory and in all other respects.

        11. Tolling Period and Legal Costs. In the event the Employee breaches any of the provisions contained herein and the Bank seeks compliance with such provisions by judicial proceedings, the time period during which the Employee is restricted by such provisions shall be extended by the time during which the Employee has actually competed with the Bank or been in violation of any such provision and any period of litigation required to enforce the Employee's obligations under this Agreement. In the event such judicial proceedings are brought, the Employee shall pay all court costs, including reasonable attorney's fees, associated with the enforcement of such provisions.

        12. Reformation of Scope or Duration of Agreement. The Employee and the Bank intend that Section 7 of this Agreement be enforced as written. However, if one or more of the provisions contained in Section 7 shall for any reason be held to be unenforceable because of the duration or scope of such provision or the area covered thereby, the Employee and the Bank agree that the court making such determination shall have the power to reform the duration, scope and/or area of such provision and in its reformed form such provision shall then be enforceable and shall be binding on the parties. To the extent that the courts of any one or more jurisdictions may hold any part of Section 7 unenforceable, that determination shall not bar or in any way hinder the Bank's right to relief as provided in this Agreement in courts of any other jurisdiction as to breaches of this Agreement in such other jurisdiction.

        13. Retirement Payment Agreement. As of the date hereof, the Bank shall assume any and all obligations of Home Savings Bank of Siler City, Inc., SSB (the "Savings Bank") with respect to that Retirement Payment Agreement between the Savings Bank and the Employee dated as of July 1, 1987 including all attachments thereto, as amended by Amendment No.1 thereto dated as of November 12, 1996 (as amended, the "Retirement Payment Agreement"), except that from and after the date hereof with respect to the Retirement Payment Agreement: (i) "First National Bank and Trust Company" or "the Bank" shall be substituted for "Home Savings and Loan Association of Siler City" or "the Association"; (ii) "Employee" shall be substituted for "Director"; (iii) "employed by the Bank" shall be substituted for "in the Directorship of the Association"; and (iv) "employment with the Bank" shall be substituted for "Directorship."

        14. Termination of Previous Employment Agreement. The Employee and the Bank specifically agree that this Agreement supersedes that certain Employment Agreement dated November 14, 1995, as amended, by and between the Employee and the Savings Bank and the Employee hereby waives any and all of his rights, and releases the Bank and the Savings Bank from any and all obligations, under such agreement and agrees that such agreement hereby is terminated and shall be of no further force or effect.

        15. Severability. In case any one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

        16. Consent and Waiver by Third Parties. The Employee hereby represents and warrants that his employment with the Bank on the terms and conditions set forth herein and his execution and performance of this Agreement do not constitute a breach or violation of any other agreement, obligation or understanding with any third party. The Employee represents that he is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his obligations hereunder or prevents the full performance of his duties and obligations hereunder.

        17. Waivers and Modifications. This Agreement may be modified, and the rights and remedies of any provision hereof may be waived, only in accordance with this Section 15. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

        18. Assignment. The Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The Bank shall have the right to assign this Agreement to its successors and assigns, and the rights and obligations of the Bank under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Bank.

        19. Notices. All notices hereunder shall be (i) delivered by hand, (ii) sent by first-class certified mail, postage prepaid, return receipt requested,
(iii) delivered by overnight commercial courier, or (iv) transmitted by telecopy or facsimile machine, to the following address of the party to whom such notice is to be made, or to such other address as such party may designate in the same manner provided herein:

        If to the Bank:

                FNB Corp.
                101 Sunset Avenue
                Asheboro, North Carolina 27203
                Attention:  Mr. Michael C. Miller, President

                With copy to:

                Schell Bray Aycock Abel & Livingston P.L.L.C.
                230 North Elm Street
                1500 Renaissance Plaza
                Greensboro, North Carolina 27420
                Attention: Kenneth N. Shelton

        If to the Employee, to his last address as shown on the personnel records of the Bank.

                With copy to:

                Moore & Van Allen, L.L.P.
                One Hanover Square, Suite 1700

                Raleigh, North Carolina 27611
                Attention: Anthony Gaeta, Jr.

        20. Survival of Obligations. The Employee's obligations under this Agreement shall survive the termination of his employment with the Bank regardless of the manner of such termination and shall be binding upon his heirs, executors and administrators. Except as otherwise provided herein, the provisions of Sections 4(b), 7, 8, 9, 10, 11, 12 and 13 shall survive the termination or expiration of this Agreement as a continuing agreement of the Bank and the Employee. The existence of any claim or cause of action by Employee against the Bank or FNB shall not constitute and shall not be asserted as a defense to the enforcement by the Bank of this Agreement.

         21. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BANK:                                         EMPLOYEE:

FIRST NATIONAL BANK
AND TRUST COMPANY


By:                                                                       (SEAL)
                                              Edwin E. Bridges
Title:

                                   SCHEDULE D
               to Agreement and Plan of Reorganization and Merger
                              dated ______ __, 1997


           Form of Legal Opinion of Counsel for FNB and First National

                              __________ ___, 1997




Home Savings Bank of Siler City, Inc., SSB
300 East Raleigh Street
Siler City, North Carolina 27344

Gentlemen:

        We have acted as counsel to FNB Corp., a North Carolina corporation ("FNB"), and its national bank subsidiary, First National Bank and Trust Company ("First National"), and, in such capacity, we have reviewed that certain Agreement and Plan of Reorganization and Merger dated May __, 1997, by and among Home Savings Bank of Siler City, Inc., SSB, a North Carolina savings bank ("Home Savings"), First National and FNB (including the Plan of Merger referenced therein, the "Agreement"). Pursuant to and in accordance with the terms and conditions of the Agreement, Home Savings is proposed to be merged into and with First National (the "Merger") and the outstanding shares of the common stock of Home Savings will be converted into (i) the right to receive cash, (ii) shares of FNB's common stock, par value $2.50 ("FNB Stock"), or (iii) a combination of
(i) and (ii) as provided in the Agreement. This letter is delivered in connection with the consummation and closing of the Merger and other transactions described in the Agreement (the "Closing"). Capitalized terms appearing herein and not otherwise defined are used as defined in the Agreement.

        As counsel to First National and FNB, we have examined originals or copies of their Articles of Association or Articles of Incorporation, as the case may be, and Bylaws, the Agreement, the [Registration Statement (No. ____) on Form S-4 (the "Registration Statement") filed by FNB with the Securities and Exchange Commission (the "Commission") and containing the Prospectus/]Proxy Statement, dated _________ ___, 1997, certificates and written statements of officers and agents of First National and FNB, certificates of public officials, and such other documents and records of FNB and First National as we have deemed necessary for the purpose of giving the opinions hereinafter expressed.

        In giving certain of the opinions set forth below, we have relied solely upon certifications and letters provided to us by public officials. As to matters of fact set forth below, and matters of fact which form the basis for any opinion set forth below, we have relied solely upon (i) certificates and statements of officers, employees and accountants of FNB and First National,
(ii) the representations and warranties of FNB and First National set forth in the Agreement, and (iii) a letter dated

_________ ___, 1997, from the National Association of Securities Dealers, Inc. ("NASD") with respect to approval of FNB's Notification to the NASD for the listing on the NASD's Automated Quotation System ("NASDAQ") National Market of shares FNB Stock to be issued in connection with the Merger. Except as expressly stated herein, we have not independently verified any factual matters in connection with the giving of the opinions set forth below.

        Subject to the qualifications and limitations set forth herein, and except as set forth in [the Registration Statement or] the Agreement or as Previously Disclosed by FNB or First National to Home Savings:

                1. Each of First National and FNB (i) is duly organized and incorporated and validly existing as a national banking association or a business corporation, as the case may be, under the laws of the United States or of North Carolina, as the case may be, (ii) has all requisite corporate power and authority to own its properties and conduct its business as now being conducted, (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on FNB and First National considered as one enterprise, and (iv) to our Actual Knowledge, is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on FNB and First National subsidiary considered as one enterprise.

                2. FNB's authorized capital stock consists of 5,000,000 shares of FNB Stock and 200,000 shares of preferred stock, par value $10.00. FNB's Board of Directors has reserved and authorized the issuance of the shares of FNB Stock into which the outstanding shares of Home Savings Stock may be converted in connection with the Merger and which may be purchased upon the exercise of outstanding options that are converted into rights to purchase FNB Stock as provided in the Agreement, and such shares (i) have been approved for listing on the NASDAQ National Market and (ii) when issued as described in the Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

                3. (i) Each of FNB and First National has the corporate power and authority to execute and deliver the Agreement and to perform its obligations and agreements and carry out the transactions described therein, (ii) all corporate proceedings required to be taken to authorize FNB and First National to enter into the Agreement and to perform their obligations and agreements and carry out the transactions described therein have been duly and properly taken, and (iii) the Agreement has been duly executed and delivered by, and constitutes the valid and binding agreement of, FNB and First National enforceable in accordance with its terms.

                4. Except where the same would not have a material adverse effect on FNB and First National considered as one enterprise, neither the execution and delivery of the Agreement, nor the consummation of the transactions described therein, nor compliance by FNB or First

        National with any of its obligations or agreements contained therein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, FNB's or First National's Articles of Association or Articles of Incorporation, as the case may be, or Bylaws, or, to our Actual Knowledge, any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which FNB or First National is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) to our Actual Knowledge, result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of FNB's or First National's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or to our actual knowledge, any judgment order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; or (iv) to our Actual Knowledge, result in the acceleration of any obligation or indebtedness of FNB or First National.

                5. To our Actual Knowledge, no consents, approvals or waivers are required to be obtained from any person or entity in connection with FNB's or First National's execution and delivery of the Agreement, or the performance of its obligations or agreements or the consummation of the transactions described therein, except for required approvals of governmental or regulatory authorities ("Regulatory Approvals").

                6. All Regulatory Approvals required to be obtained by FNB or First National for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger) have been obtained and are in full force and effect. To our Actual Knowledge, all conditions imposed on FNB or First National in connection therewith that are required to be satisfied prior to consummation of such transactions have been satisfied or waived, and no other consents, approvals, authorizations or other orders of any court or any governmental agency are required to be obtained by FNB or First National for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger with respect to the Merger);

                7. (i) To our Actual Knowledge, there is no action, suit, arbitration, controversy or other proceeding or investigation (or any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting FNB or First National or any of its properties or assets which, if determined adversely, could result in liability on the part of FNB or First National for, or subject either to, monetary damages, fines or penalties, an injunction, or which could have a material adverse effect on FNB's or First National's financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations or on the ability of FNB or First National to consummate the Merger; and

                (ii) To our Actual Knowledge, neither FNB nor First National is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FRB, the OCC or the FDIC) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; to our Actual Knowledge there are no judgments, orders, stipulations, injunctions, decrees or awards against FNB or First National which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of FNB or First National; and, to our Actual Knowledge, neither FNB nor First National has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

                8. When a certificate of approval of the Merger has been issued by the OCC and Articles of Merger have been duly executed by Home Savings and First National and have been filed with the Secretary of State of North Carolina in accordance with North Carolina law, the Merger will become effective at the time of such filing or, if later, at the time specified in such Articles of Merger.

        Although we have made certain inquiries and investigations in connection with the preparation of [the Registration Statement and] the [Prospectus/]Proxy Statement, the limitations inherent in the role of outside counsel are such that we cannot and do not assume responsibility for the accuracy or completeness of the statements made in [the Registration Statement] and the [Prospectus/]Proxy Statement except insofar as such statements relate to us and except to the extent set forth in paragraph 2 of this opinion. Subject to the foregoing, we have no reason to believe that [the Registration Statement at the time it became effective, or] the [Prospectus/]Proxy Statement at the time it was distributed to Home Savings' shareholders, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, we make no statement regarding any information included in the Registration Statement regarding Home Savings or regarding any of FNB's or First National's financial statements or other financial, accounting or statistical data.

        In giving the opinions set forth above, we have assumed, without independent verification, that:

        a. Home Savings is duly organized, validly existing and in good standing as a savings bank under the laws of North Carolina and all other applicable laws to which it is subject. Home Savings has the full power and authority (corporate and otherwise) to enter into and perform its obligations under the Agreement and to consummate the transactions described therein. The Agreement and all other documents and instruments executed by Home Savings in connection therewith have been duly and validly executed and delivered on behalf of and are enforceable in accordance with their terms against Home Savings;

         b. Other than persons executing documents on behalf of FNB or First National, the signatures of all persons signing any document or instrument delivered in connection with the

Agreement or the consummation of the transactions described therein are genuine, and all such persons executing such documents have been duly authorized to execute and deliver such documents and instruments;

        c. All natural persons executing any document or instrument delivered in connection with the Agreement or the consummation of the transactions described therein, or on whose behalf any such documents were executed, had and continue to have legal competency to do so and to become legally bound thereby;

         d. All documents submitted to us as originals are authentic, and all documents submitted to us as certified or photostatic copies conform to the original documents, which are themselves authentic;

        e. No event will take place subsequent to the date hereof that would cause any action taken in connection with the Agreement or the transactions described therein to fail to comply with any law, rule, regulation, order, judgment, decree or duty, or that would permit any party to cancel, rescind or otherwise avoid any act;

        f. Home Savings has complied or will comply with all conditions of all required approvals of regulatory authorities having jurisdiction over Home Savings, FNB, First National and the transactions described in the Agreement.

         g. All certificates of public officials have been properly given and are accurate and complete; and

        h. There has been no mutual mistake of fact, fraud, duress or undue influence in connection with the Agreement or the transactions described therein, and the conduct of the parties to the Agreement has complied with any requirement of good faith, fair dealing and conscionability. Each party to the Agreement has acted without notice of any defense against the enforcement of any rights created thereby; and there are no agreements or understandings, or any usage of trade or course of dealing, among the parties that, in either case, would define, supplement or qualify the terms of the Agreement.

        In addition, all opinions and statements set forth in this letter are expressly limited and qualified as follows:

        a. The opinions expressed herein are limited to matters of North Carolina law and the federal laws of the United States of America, and no opinion is expressed as to any matter that is governed by the laws of any other jurisdiction or to the effect of any such laws on the matters dealt with herein.

        b. As used in any paragraph of this letter, the phrase "Actual Knowledge" means that, in giving the opinion contained in such paragraph, we have relied with your consent exclusively on certificates of officers of First National and FNB, certificates of others as to the existence or non-existence of the circumstances upon which this opinion is predicated, or various representations and warranties contained in the Agreement (and we have not conducted any independent investigation in this regard), and that we have no actual conscious awareness of any information to the contrary.

        c. Our opinions are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated.

        d. The enforceability of all or various provisions of the Agreement may be limited by (A) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect relating to or limiting the enforcement of creditors' rights generally, (B) by legal and equitable limitations on availability of injunctive relief, specific performance and other equitable remedies and (C) general principles of equity and applicable laws or court decisions limiting the availability of specific performance, injunctive relief and other equitable remedies (including the enforceability of indemnification provisions, regardless of whether such enforceability is considered in a proceeding in equity or at law).

        e. We express no opinion with respect to compliance by FNB or First National with any federal, state or local law, rule, regulation, ordinance, order or decree relating to hazardous substances, hazardous wastes, hazardous materials or the protection of the environment, or with respect to any Environmental Law.

        f. These opinions are delivered to you pursuant to Section 7.2(d) of the Agreement and in connection with consummation of the transactions described therein and are solely for your benefit. No other person shall be entitled to rely on our opinions herein, and you are not entitled to rely on such opinions in any other context or for any other purpose. No copy of this letter or any portion thereof may be delivered to any other person, or quoted, published or otherwise disseminated, without our prior written consent.

        g. Except as otherwise expressly specified herein, the opinions herein are limited to matters in existence as of the date hereof, and we undertake no responsibility to revise or supplement this letter or the opinions herein to reflect any change in the law or facts.

                                  Yours truly,

                                  SCHELL BRAY AYCOCK ABEL & LIVINGSTON P.L.L.C.

                                   SCHEDULE E
               to Agreement and Plan of Reorganization and Merger
                             dated _______ ___, 1997


                Form of Legal Opinion of Counsel for Home Savings



                             ____________ ___, 1997





FNB Corp.
101 Sunset Avenue
Asheboro, North Carolina 27203

Gentlemen:

        We have acted as special counsel to Home Savings Bank of Siler City, Inc., SSB, a North Carolina savings bank ("Home Savings"), in connection with the transactions described in that certain Agreement and Plan of Reorganization and Merger dated May ___, 1997, by and among Home Savings, First National Bank and Trust Company ("First National") and FNB Corp. ("FNB") (including the Plan of Merger referenced therein, the "Agreement"). Pursuant to and in accordance with the terms and conditions of the Agreement, Home Savings is proposed to be merged into and with First National (the "Merger") and the outstanding shares of Home Savings' common stock will be converted into (i) the right to receive cash,
(ii) shares of FNB's common stock or (iii) a combination of (i) and (ii) as provided in the Agreement. This letter is delivered in connection with the consummation and closing of the Merger and other transactions described in the Agreement (the "Closing"). Capitalized terms appearing herein and not otherwise defined are used as defined in the Agreement.

        As counsel to Home Savings, we have examined originals or copies of Home Savings' Articles of Incorporation or Articles of Association, as the case may be, and Bylaws, the Agreement, the [Registration Statement (No. ) on Form S-4 (the "Registration Statement") filed by FNB with the Securities and Exchange Commission (the "Commission") and containing the Prospectus/]Proxy Statement, dated ___________ ___, 1997, certificates and written statements of officers and agents of Home Savings, certificates of public officials, and such other documents and records of Home Savings as we have deemed necessary for the purpose of giving the opinions hereinafter expressed.

        In giving certain of the opinions set forth below, we have relied solely upon certifications and letters provided to us by public officials. As to matters of fact set forth below, and matters of fact which form the basis for any opinion set forth below, we have relied solely upon (i) certificates and statements of officers, employees and accountants of Home Savings and (ii) the


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representations and warranties of Home Savings set forth in the Agreement.
Except as expressly stated herein, we have not independently verified any factual matters in connection with the giving of the opinions set forth below.

        Subject to the qualifications and limitations set forth herein, and except as set forth in [the Registration Statement or] the Agreement or as Previously Disclosed by Home Savings to First National and FNB in connection therewith, we are of the opinion that:

        1. Home Savings and its subsidiary each (i) is duly organized and incorporated and validly existing as a savings bank and a business corporation, as the case may be, under the laws of North Carolina; (ii) has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted; (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Home Savings and its subsidiary considered as one enterprise; and (iv) to our Actual Knowledge, is not transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Home Savings and its subsidiary considered as one enterprise.

        2. Home Savings' authorized capital stock consists of 5,000,000 shares of common stock, $1.00 par value per share ("Home Savings Stock").

        Each outstanding share of Home Savings Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable (except to the extent Home Savings' stock is assessable under North Carolina banking law), (ii) has not been issued in violation of the preemptive rights of any shareholder, and (iii) has been issued pursuant to and in compliance with the requirement of an applicable exemption from registration requirements under the Securities Act of 1933, as amended (the "1933 Act").

        3. Except for options to purchase shares of Home Savings Stock issued and outstanding under Home Savings' ISO Plan and NSSO Plan or the Option Agreement, Home Savings has no outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Home Savings Stock or any other securities of Home Savings, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Home Savings Stock or any other securities of Home Savings, or (iii) plan, agreement or other arrangement pursuant to which shares of Home Savings Stock or any other securities of Home Savings, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

        4. (i) Home Savings has the corporate power and authority to execute and deliver the Agreement and to perform its obligations and agreements and carry out the transactions described therein, (ii) all corporate proceedings and approvals required to authorize Home Savings to enter into

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the Agreement and to perform its obligations and agreements and carry out the transactions described therein have been duly and properly completed or obtained, and (iii) the Agreement constitutes the valid and binding agreement of Home Savings enforceable in accordance with its terms.

        5. Except where the same would not have a material adverse effect on Home Savings and its subsidiary considered as one enterprise, neither the execution and delivery of the Agreement, nor the consummation of the transactions described therein, nor compliance by Home Savings with any of its obligations or agreements contained therein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, Home Savings' or its subsidiary's Articles of Association or Articles of Incorporation, as the case may be, or Bylaws, or, to our Actual Knowledge, any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Home Savings or its subsidiary is bound or by which Home Savings or its subsidiary or the business, capital stock, properties or assets of either may be affected; (ii) to our Actual Knowledge, result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of Home Savings' or its subsidiary's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or to our Actual Knowledge, any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; or (iv) to our Actual Knowledge, result in the acceleration of any obligation or indebtedness of Home Savings or its subsidiary.

        6. To our Actual Knowledge, no consents, approvals or waivers are required to be obtained from any person or entity in connection with Home Savings' execution and delivery of the Agreement, or the performance of its obligations or agreements or the consummation of the transactions described therein, except for approvals of Home Savings' Board of Directors and shareholders and required approvals of governmental or regulatory authorities ("Regulatory Approvals").

        7. The Agreement has been duly and validly approved by Home Savings' Board of Directors and shareholders to the extent and in the manner required by applicable law, and the Agreement has been executed and delivered on Home Savings' behalf.

        8. All Regulatory Approvals required to be obtained by Home Savings for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger) have been obtained and are in full force and effect. To our Actual Knowledge, all conditions imposed on Home Savings in connection therewith that are required to be satisfied prior to consummation of such transactions have been satisfied or waived, and, no other consents, approvals, authorizations or other orders of any court or any governmental agency are required to be obtained by Home Savings for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger with respect to the Merger);

         9. (i) To our Actual Knowledge, there is no action, suit, arbitration, controversy or other proceeding or investigation (or any facts or circumstances which reasonably could result in such),

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including without limitation any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending or threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Home Savings or its subsidiary or their properties or assets, if determined adversely, could result in liability on the part of Home Savings or its subsidiary for, or subject either to, monetary damages, fines or penalties, an injunction, or which could have a material adverse effect on Home Savings' or its subsidiary's financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations or on the ability of Home Savings to consummate the Merger; and

        (ii) To our Actual Knowledge, neither Home Savings nor its subsidiary is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FRB, the FDIC or the Administrator) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against Home Savings or its subsidiary which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of Home Savings or its subsidiary; and, to our Actual Knowledge, neither Home Savings nor its subsidiary has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

        10. When a certificate of approval of the Merger has been issued by the OCC and Articles of Merger have been duly executed by Home Savings and First National and have been filed with the Secretary of State of North Carolina in accordance with North Carolina law, the Merger will become effective at the time of such filing or, if later, at the time specified in such Articles of Merger.

        Although we have made certain inquiries and investigations in connection with the preparation of [the Registration Statement and] the [Prospectus/]Proxy Statement, the limitations inherent in the role of outside counsel are such that we cannot and do not assume responsibility for the accuracy or completeness of the statements made in [the Registration Statement] and the [Prospectus/]Proxy Statement except insofar as such statements relate to us and except to the extent set forth in paragraph 2 of this opinion. Subject to the foregoing, we have no reason to believe that [the Registration Statement at the time it became effective, or] the [Prospectus/]Proxy Statement at the time it was distributed to Home Savings' shareholders, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, we make no statement regarding any information included in the Registration Statement regarding Home Savings or regarding any of FNB's or First National's financial statements or other financial, accounting or statistical data.

        In giving the opinions set forth above, we have assumed, without independent verification, that the following is true:

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        a. First National and FNB each is duly organized, validly existing and in good standing (as a national banking association and a business corporation, respectively) under the laws of the United States and North Carolina. First National and FNB each has the full power and authority (corporate and otherwise) to enter into and perform its obligations under the Agreement and to consummate the transactions described therein. The Agreement and all other documents and instruments executed by First National and FNB in connection therewith have been duly and validly executed and delivered on behalf of and are enforceable in accordance with their terms against First National and FNB;

        b. Other than persons executing documents on behalf of Home Savings, the signatures of all persons signing any document or instrument delivered in connection with the Agreement or the consummation of the transactions described therein are genuine, and all such persons executing such documents have been duly authorized to execute and deliver such documents and instruments;

        c. All natural persons executing any document or instrument delivered in connection with the Agreement or the consummation of the transactions described therein, or on whose behalf any such documents were executed, had and continue to have legal competency to do so and to become legally bound thereby;

         d. All documents submitted to us as originals are authentic, and all documents submitted to us as certified or photostatic copies conform to the original documents, which are themselves authentic;

        e. No event will take place subsequent to the date hereof that would cause any action taken in connection with the Agreement or the transactions described therein to fail to comply with any law, rule, regulation, order, judgment, decree or duty, or that would permit any party to cancel, rescind or otherwise avoid any act;

        f. FNB and First National have complied or will comply with all conditions of all required approvals of regulatory authorities having jurisdiction over Home Savings, FNB, First National and the transactions described in the Agreement;

         g. All certificates of public officials have been properly given and are accurate and complete; and

        h. There has been no mutual mistake of fact, fraud, duress or undue influence in connection with the Agreement or the transactions described therein, and the conduct of the parties to the Agreement has complied with any requirement of good faith, fair dealing and conscionability. Each party to the Agreement has acted without notice of any defense against the enforcement of any rights created thereby; and there are no agreements or understandings, or any usage of trade or course of dealing, among the parties that, in either case, would define, supplement or qualify the terms of the Agreement.


                                        5

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        In addition, all opinions and statements set forth in this letter are expressly limited and qualified as follows:

        a. The opinions expressed herein are limited to matters of North Carolina law and the federal laws of the United States of America, and no opinion is expressed as to any matter that is governed by the laws of any other jurisdiction or to the effect of any such laws on the matters dealt with herein.

        b. As used in any paragraph of this letter, the phrase "Actual Knowledge" means that, in giving the opinion contain in such paragraph, we have relied with your consent exclusively on certificates of officers of Home Savings as to the existence or non-existence of the circumstances upon which this opinion is predicated, or various representations and warranties contained in the Agreement (and we have not conducted any independent investigation in this regard), and that we have no actual conscious awareness of any information to the contrary.

        c. Our opinions are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated.

        d. The enforceability of all or various provisions of the Agreement may be limited by (A) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect relating to or limiting the enforcement of creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies and (C) general principles of equity and applicable laws or court decisions limiting the availability of specific performance, injunctive relief and other equitable remedies (including the enforceability of indemnification provisions, regardless of whether such enforceability is considered in a proceeding in equity or at law).

        e. We express no opinion with respect to compliance by Home Savings with any federal, state or local law, rule, regulation, ordinance, order or decree relating to hazardous substances, hazardous wastes, hazardous materials or the protection of the environment, or with respect to any Environmental Law.

        f. These opinions are delivered to you pursuant to Section 7.3(e) of the Agreement and in connection with consummation of the transactions described therein and are solely for your benefit. No other person shall be entitled to rely on our opinions herein, and you are not entitled to rely on such opinions in any other context or for any other purpose. No copy of this letter or any portion thereof may be delivered to any other person, or quoted, published or otherwise disseminated, without our prior written consent.

        g. Except as otherwise expressly specified herein, the opinions herein are limited to matters in existence as of the date hereof, and we undertake no responsibility to revise or supplement this letter or the opinions herein to reflect any change in the law or facts.


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                                                  Yours truly,

                                                   MOORE & VAN ALLEN, PLLC


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